Exhibit 4.38

Eastcheap Court, 11 Philpot Lane, London, EC3M 8UD	16 March 2012

The Royal Bank of Scotland plc
135 Bishopsgate
London
EC2M 3UR

Attention: APS Management

The Royal Bank of Scotland Group plc
135 Bishopsgate
London
EC2M 3UR

Attention: APS Management

Dear Sirs

Further reporting issues relating to Post-Accession Data, Quarterly Statements and Quarterly Statement Data

1.	Introduction

1.1
We refer to the Accession Agreement dated 26 November 2009 between the Commissioners of Her Majesty’s Treasury, The Royal Bank of Scotland plc as the Participant and The Royal Bank of Scotland Group plc as the Initial Parent, such agreement as amended and supplemented from time to time (the “Accession Agreement”).

1.2	In this letter:

(A)	“Abridged Covered Asset” has the meaning given to it in Schedule 1;

(B)	“Abridged PAD Data Field Rules” has the meaning given to it in Schedule 1;

(C)	“Abridged QS Compliance Certificate” has the meaning given to it in Schedule 1;

(D)	“Abridged QS Data Field Rules” has the meaning given to it in Schedule 1;

(E)	“Apportioned AV Collective Portfolio Impairment” has the meaning given to it in Schedule 1;

(F)	“Conditions Precedent” has the meaning given to it in paragraph 6.1;

(G)	“Effective Date” means the date the Treasury notifies the Participant in writing of it being satisfied that the Conditions Precedent have been fulfilled (or waived) in accordance with paragraph 6.2;

(H)	“PAD Data Field Reconciliation and Add-Back Rules” has the meaning given to it in Schedule 1;

(I)	“PAD Data Field Rules” has the meaning given to it in Schedule 1;

(J)	“Participant Entities” means the Participant and the Initial Parent;

(K)	“Post-Trigger Refinancing Side Letter” has the meaning given to it in Schedule 1;

(L)	“Proxy Assets” means the notional assets referred to in paragraph 3.1;

(M)	“Proxy Loss” has the meaning given to it in Schedule 1;

(N)	“Proxy Trigger” has the meaning given to it in Schedule 1; and

(O)	“QS Data Field Rules” has the meaning given to it in Schedule 1.

1.3	Any words or expressions used but not otherwise defined in this letter shall have the respective meanings given to them in or pursuant to the Accession Agreement.

1.4	Unless stated otherwise, references in this letter to paragraphs, sub-paragraphs and Schedules are references to paragraphs and sub-paragraphs of, and Schedules to, this letter.

1.5	The Schedules form part of this letter.

1.6
It is noted and acknowledged that pursuant to Condition 17.13, this letter documents the agreement reached between the Treasury and the Participant as to certain matters relating to the Post-Accession Data, Quarterly Statements and the Quarterly Statement Data to be prepared and produced, and to be delivered by the Participant to the Treasury, pursuant to the Scheme Documents for Quarterly Statement Periods ending on or after 31 March 2012.

2.	Modifications to the Accession Agreement

2.1	The Accession Agreement shall be modified by:

(A)
the deletion of the following definitions in clause 1.1(A) of the Accession Agreement: “AV”, “AV Impaired Asset”, “AV Impairment”, “AV(MtM)”, “AV QS Data Field Rules”, “AV Write-Off”, “Base Value”, “Clean Balance Sheet Value”, “Covered Amount Proxy”, “Credit Value Adjustment” and “Defaulted Asset”;

(B)	the insertion into clause 1.1(A) of the Accession Agreement in alphabetical order of new definitions as set out in Schedule 1;

(C)	the deletion of the word “and” at the end of the definition in clause 1.1(A) of the Accession Agreement of the definition of “Treasury Observer” and the insertion of the word “and” immediately after the existing definition in clause 1.1(A) of the Accession Agreement of “Weekly Delivery Date”;

(D)
the deletion in clause 1.6 of the Accession Agreement of the words “Schedules 1 to 9 (inclusive)” and “Appendices A to C (inclusive)” and the insertion in their place of the words, “Schedules 1 to 10 (inclusive)” and “Appendices A to D (inclusive)” respectively;

(E)	the replacement throughout the Accession Agreement of:

(i)
all references to “the Participant’s Lombard Division”, “the portfolio described by the Participant as the “Lombard Division”” and “the portfolio described by the Participant as the “Lombard Portfolio”” with references to “the Lombard portfolio of the Participant’s Group”; and

(ii)	all references to “the Global Banking Markets Division” with references to “the Markets and International Banking division (formerly the Global Banking & Markets division)”;

(F)
the extension of the numbering (using roman numerals in the form used in the Accession Agreement as originally executed) to all definitions in clause 1.1(A) of the Accession Agreement, including the new definitions inserted pursuant to paragraph (B) but excluding the definitions deleted pursuant to paragraph (A);

(G)	the amendment of clause 5 of the Accession Agreement by:

(i)	the insertion of the words “Part 1 of” immediately before the words “Schedule 2” in clause 5.4 of the Accession Agreement;

(ii)	the deletion of existing clause 5.6 of the Accession Agreement and the insertion in its place of a new clause 5.6 of the Accession Agreement as set out in Part A of Schedule 2;

(iii)	the deletion of existing clauses 5.24 and 5.25 of the Accession Agreement and the insertion in their place of new clauses 5.24 and 5.25 of the Accession Agreement as set out in Part B of Schedule 2;

(iv)
the deletion of the words “Covered Assets which are not AV Assets” in clause 5.31 of the Accession Agreement and the insertion in their place of the words “Covered Assets which are within the UK Retail division or the structured credit portfolio of the Markets and International Banking division (formerly the Global Banking & Markets division) of the Participant’s Group”; and

(v)
the deletion of existing clauses 5.32 and 5.33 of the Accession Agreement and the insertion in their place of new clauses 5.32 to 5.40 of the Accession Agreement and related sub-headings as set out in Part C of Schedule 2;

(H)
the amendment of clause 8.5(F) of the Accession Agreement by the deletion of the words “the Data Field Rules for the Post-Accession Data Fields” and the insertion in their place of the words “the PAD Data Field Rules and the Abridged PAD Data Field Rules” (provided that for the avoidance of doubt nothing in this amendment shall affect the agreement between the Treasury and the Participant in relation to such clause contained in paragraph 4 of the letter dated 19 January 2012 from the Agency to the Participant and the Initial Parent);

(I)	the amendment of clause 10 of the Accession Agreement by:

(i)	the deletion of the words “Subject to Clause 10.8,” at the beginning of clause 10.6 of the Accession Agreement and the insertion in their place of the words “Subject to clauses 10.7(C) and 10.8,”;

(ii)	the deletion of the word “and” at the end of clause 10.7(A) of the Accession Agreement;

(iii)	the insertion of the words “in writing” immediately after the word “otherwise” in clause 10.7(B) of the Accession Agreement;

(iv)	the deletion of the full-stop at the end of clause 10.7(B) of the Accession Agreement and the insertion in its place of “; and”;

(v)	the insertion of a new clause 10.7(C) of the Accession Agreement immediately after existing clause 10.7(B) of the Accession Agreement as set out in Part D of Schedule 2; and

(vi)
the deletion in clause 10.11(A) of the Accession Agreement of the words “the Data Field Rules for Post-Accession Data” and the insertion in their place of the words “the PAD Data Field Rules and the Abridged PAD Data Field Rules”;

(J)	the amendment of clause 12 of the Accession Agreement by:

(i)
the deletion of the words “For the purposes of Conditions 6.22 and 6.24 to 6.26 and rule 20 of the Data Field Rules for the Post-Accession Data Fields” at the beginning of clause 12.9 of the Accession Agreement and the insertion in their place of the words “For the purposes of Conditions 6.22 and 6.24 to 6.26, rule 20 of the PAD Data Field Rules and rule 20 of the Abridged PAD Data Field Rules”;

(ii)
the deletion of the words “rule 20 of the Data Field Rules for the Post-Accession Data Fields” at the end of clause 12.9 of the Accession Agreement and the insertion in their place of the words “rule 20 of the PAD Data Field Rules and rule 20 of the Abridged PAD Data Field Rules”; and

(iii)
the deletion of references in clauses 12.9 and 12.10 of the Accession Agreement to “rule 20 of the Data Field Rules for the Post-Accession Data Fields” and “rule 20 of the Data Field Rules of the Post-Accession Data Fields”

and the insertion in their place of references to “rule 20 of the PAD Data Field Rules”;

(K)	the deletion of existing clause 18 of the Accession Agreement and the insertion in its place of a new clause 18 as set out in Part E of Schedule 2;

(L)	the deletion of existing clause 18A of the Accession Agreement and the insertion in its place of a new clause 18A of the Accession Agreement as set out in Part F of Schedule 2;

(M)	the amendment of Schedule 2 to the Accession Agreement by:

(i)	the insertion of the words “Part 1” immediately after the heading “Schedule 2” to Schedule 2 to the Accession Agreement;

(ii)	the addition of “Division” as a new Post-Accession Data Field at the end of Part 1 of Schedule 2 to the Accession Agreement; and

(iii)	the insertion of a new Part 2 of Schedule 2 to the Accession Agreement as set out in Part G of Schedule 2;

(N)	the deletion of existing schedule 4 to the Accession Agreement and the insertion in its place of a new schedule 4 to the Accession Agreement as set out in Part H of Schedule 2;

(O)	the amendment of schedule 10 to the Accession Agreement by:

(i)	the insertion of the words “Subject to Clause 5.38(E),” at the beginning of each of paragraphs 7.2, 7.3, 8.1, 8.3, 9.5, 9.6 and 10.3 of schedule 10 to the Accession Agreement;

(ii)
the substitution of a corresponding lower case letter in place of the existing initial capital letter at the beginning of each of existing paragraphs 7.2, 7.3, 8.1, 8.3, 9.5, 9.6 and 10.3 of schedule 10 to the Accession Agreement (prior to the amendments effected by sub-paragraph (i) above);

(P)	the amendment of Part 2 of Appendix B to the Accession Agreement by:

(i)	the deletion of the existing heading to Part 2 of Appendix B to the Accession Agreement and the insertion in its place of a new heading “Part 2 – PAD Data Field Rules”;

(ii)	the deletion in Part I of Part 2 of Appendix B to the Accession Agreement of existing rule 1.1 and the insertion in its place of a new rule 1.1 as set out in Part I of Schedule 2;

(iii)	the deletion in Part II of Part 2 of Appendix B to the Accession Agreement of existing Rule 20 and the insertion in its place of a new rule 20 as set out in Part J of Schedule 2; and

(iv)	the addition of a new rule 75 immediately after existing rule 74 as set out in Part K of Schedule 2;

(Q)	the amendment of Part 3 of Appendix B to the Accession Agreement by:

(i)	the deletion of the existing heading to Part 3 of Appendix B to the Accession Agreement and the insertion in its place of a new heading “Part 3 – QS Data Field Rules”; and

(ii)	the deletion in Part 1 of Part 3 of Appendix B to the Accession Agreement of existing rule 1.1 and the insertion in its place of a new rule 1.1 as set out in Part L of Schedule 2;

(R)
the insertion of new Parts 5, 6 and 7 of Appendix B to the Accession Agreement immediately after existing Part 3 of Appendix B to the Accession Agreement as set out in Schedules 3, 4 and 5 respectively;

(S)	the addition of new Appendices C and D to the Accession Agreement immediately after existing Appendix B to the Accession Agreement as set out in Schedules 6 and 7 respectively.

2.2	Subject to paragraph 6, paragraph 2.1 shall come into effect on 31 March 2012.

2.3	Notwithstanding paragraph 2.2:

(A)	the Participant shall report Post-Accession Data as at 31 December 2011; and

(B)	the Treasury confirms its agreement to the Participant having reported Post-Accession Data as at all Completion Dates (as defined in the PAD Data Field Rules) prior to 31 December 2011,

as if the amendment to rule 20 of such Data Field Rules effected by this letter had been in force at all times from the Accession Date.

3.	Implementation of new reporting requirements

3.1
The Participant confirms to the Treasury that it has created in its records three notional assets for the purpose of enabling the Participant to report Apportioned AV Collective Portfolio Impairments on Abridged Covered Assets within each of the UK Corporate Banking (Business Banking), Lombard and Ulster Retail portfolios of the Participant’s Group (including Non-Cash Realisations in respect of such Abridged Covered Assets) as contemplated by the Scheme Documents as to be amended pursuant to the provisions of this letter.

3.2
The Participant shall use its best endeavours additionally to report Post-Accession Data and Quarterly Statement Data as at 31 December 2011 to the Treasury as if the amendments to the Scheme Documents made pursuant to the provisions of this letter had been in force with respect to such data as at 31 December 2011 (for which purposes references in such amendments to 31 March 2012 shall be construed as if they were references to 31 December 2011) and in connection therewith the Participant:

(A)	has delivered to the Agency the following Quarterly Statement Data in Excel files:

(i)	Proxy Triggers and Proxy Losses for Covered Assets in:

(a)
the Markets and International Banking division (formerly the Global Banking & Markets division) of the Participant’s Group, excluding Covered Assets in the structured credit portfolio within that division; and

(b)	the UK Corporate Banking (Corporate and Commercial) and Ulster Corporate portfolios of the Participant’s Group; and

(ii)	Proxy Triggers and Proxy Losses for the Proxy Assets representing Covered Assets in the Ulster Retail, Lombard and UK Corporate Banking (Business Banking) portfolios of the Participant’s Group;

(B)
has resubmitted to the Agency in Pipe delimited text files the following Post-Accession Data (excluding Post-Accession Data for the UK Retail division of the Participant’s Group) originally delivered to the Agency on 30 January 2012 showing the following changes:

(i)
the addition of the three Proxy Assets to be created in respect of Covered Assets within the UK Corporate Banking (Business Banking), Lombard and Ulster Retail portfolios of the Participant’s Group as referred to in paragraph 3.1;

(ii)	the changes to the Trigger flags to be effected by the amendments to the Scheme Documents made pursuant to the provisions of this letter; and

(iii)	in reconciliation and add-back files prepared in accordance with the PAD Data Field Reconciliation and Add-Back Rules, the addition of the three Proxy Assets to the Post-Accession Data; and

(C)
has delivered to the Agency Pipe delimited text files (which the Treasury acknowledges are dated 31 March 2012) reporting the Quarterly Statement and Post-Accession Data as at 31 December 2011 in accordance with the Abridged QS Data Field Rules and Abridged PAD Data Field Rules respectively as if the amendments to the Scheme Documents made pursuant to the provisions of this letter had been in force on 31 December 2011.

3.3	The agreed form of Abridged QS Compliance Certificate for the purposes of the Accession Agreement as amended pursuant to the provisions of this letter is set out in Schedule 8.

4.	Representations and warranties

4.1	Each of the Participant Entities represents and warrants to the Treasury on the Effective Date and on the date of this letter as follows:

(A)	it is a company with limited liability, duly incorporated and validly existing under the law of its jurisdiction of incorporation;

(B)	it has the power to own its assets and carry on its business as it is being conducted;

(C)	the obligations expressed to be assumed by it in this letter are legal, valid, binding and enforceable obligations, subject to any general principles of law limiting such obligations;

(D)
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this letter and the transactions contemplated by this letter;

(E)
the entry into and performance by it of this letter and the transactions contemplated by this letter do not conflict with (i) any Applicable Law or (ii) the constitutional documents of any member of the Participant’s Group; and

(F)
(i)   all Authorisations that are (singly or in the aggregate) material in the context of this letter and are required (a) to enable it lawfully to enter into, and exercise its rights and comply with its obligations pursuant to, this letter and (b) to make this letter admissible in evidence in its jurisdiction of incorporation; and

(ii)	all material Authorisations required to enable it lawfully to carry on its business,

have been obtained or effected and are in full force and effect and, so far as it (acting reasonably and having made all due and reasonable enquiries) is aware, there are no circumstances which might reasonably be expected to lead to any of such Authorisations being revoked, suspended, varied or refused renewal to an extent which would be, or would be reasonably likely to be, (singly or in the aggregate) material in the context of this letter.

4.2	The Participant represents and warrants to the Treasury on the Effective Date as follows:

(A)
no member of the Participant’s Group has, during the period from and including 1 January 2009 (or, in the case of individual asset level impairments, during the period from and including 31 December 2010), treated (for the purposes of the Relevant Records, in recording risk classifications, in recording and calculating individual asset level write-offs, individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and in performing currency conversions):

(i)
assets and exposures which form part of Abridged Covered Assets (or Non-Cash Realisations in respect of Abridged Covered Assets) differently from assets and exposures that are not Abridged Covered Assets by reason of the former’s status as forming part of Abridged Covered Assets (or Non-Cash

Realisations in respect of Abridged Covered Assets), which status shall not be a relevant consideration in determining such treatment; or

(ii)
assets and exposures which form part of Covered Assets (or Non-Cash Realisations in respect of Covered Assets) differently from assets and exposures which do not form part of Covered Assets (or Non-Cash Realisations in respect of Covered Assets) by reason of the former’s status as forming part of Covered Assets (or Non-Cash Realisations, as the case may be), which status shall not be a relevant consideration in determining such treatment;

(B)
each member of the Participant’s Group has, during the period from and including 1 January 2009 (or, in the case of individual asset level impairments, during the period from and including 31 December 2010), in respect of Abridged Covered Assets (or Non-Cash Realisations in respect of Abridged Covered Assets) and for the purposes of the Relevant Records:

(i)	recorded risk classifications in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied);

(ii)	recorded and calculated individual asset level write-offs:

(a)	in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied); and

(b)	in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied); and

(iii)
recorded and calculated individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and performed currency conversions in each case:

(a)	in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied); and

(b)	in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied) in a manner consistent with IFRS;

(iv)
the Participant’s Group’s accounting policies applicable to its ordinary business practices, in each case from time to time, for recording and calculating (for the purposes of the Relevant Records) individual asset level write-offs, individual asset level impairments and collective or portfolio level impairments in respect of assets and exposures which are loans and are classified for accounting purposes as “loans and receivables” have at all times during the period from and including 1 January 2009 (or, in the case of individual asset level impairments, during the period from and including 31 December 2010) required, in respect of Abridged Covered Assets (or Non-

Cash Realisations in respect of Abridged Covered Assets), the amount of the applicable write-off or impairment to be calculated (whether by systems-based or manual processes) using a discount rate based on the applicable asset or exposure’s original effective interest rate or, in the case of assets and exposures the subject of a collective or portfolio level impairment, the Participant’s estimate of the original effective interest rates applicable to all such assets and exposures.

4.3
The representations and warranties set out in paragraph 4.1 shall be deemed to be Representations (as defined in the Conditions) for the purpose only of construing the reference to Representations in Condition 33.1(C).

4.4
The representations and warranties set out in paragraph 4.2 shall be deemed to form part of the Asset Management Conditions (as defined in the Conditions) for the purposes only of construing the references to the Asset Management Conditions in Conditions 15.2(P), 19.1(F), 20.5 and 32.3(C).

5.	Undertakings and acknowledgements

5.1	The Participant undertakes to the Treasury that during the period from the date of this letter to 31 March 2012 (inclusive):

(A)
it shall not, and shall procure that each other member of the Participant’s Group will not, treat (for the purposes of the Relevant Records, in recording risk classifications, in recording and calculating individual asset level write-offs, individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and in performing currency conversions):

(i)
assets and exposures which form part of Abridged Covered Assets that are not AV Assets (and Non-Cash Realisations in respect of such Abridged Covered Assets) differently from assets and exposures that will not become so subject by reason of the former’s status as forming part of Abridged Covered Assets (or Non-Cash Realisations in respect of such Abridged Covered Assets), which status shall not be a relevant consideration in determining such treatment; or

(ii)
assets and exposures which form part of Covered Assets (or Non-Cash Realisations in respect of Covered Assets) differently from assets and exposures which do not form part of Covered Assets (or Non-Cash Realisations in respect of Covered Assets) by reason of the former’s status as forming part of Covered Assets (or Non-Cash Realisations, as the case may be), which status shall not be a relevant consideration in determining such treatment;

(B)
it shall, and shall procure that each other member of the Participant’s Group will, in respect of Abridged Covered Assets that are not AV Assets (and Non-Cash Realisations in respect of such Abridged Covered Assets) and for the purposes of the Relevant Records:

(i)	record risk classifications in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied);

(ii)	record and calculate individual asset level write-offs:

(a)	in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied); and

(b)	in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied); and

(iii)
record and calculate individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and performed currency conversions in each case:

(a)	in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied); and

(b)	in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied) in a manner consistent with IFRS;

(C)
it shall ensure that the Participant’s Group’s accounting policies applicable to its ordinary business practices, in each case from time to time, for recording and calculating (for the purposes of the Relevant Records) individual asset level write-offs, individual asset level impairments and collective or portfolio level impairments in respect of assets and exposures which are loans and are classified for accounting purposes as “loans and receivables” at all times require, in respect of Abridged Covered Assets that are not AV Assets (or Non-Cash Realisations in respect of such Abridged Covered Assets), the amount of the applicable write-off or impairment to be calculated (whether by systems-based or manual processes) using a discount rate based on the applicable asset or exposure’s original effective interest rate or, in the case of assets and exposures the subject of a collective or portfolio level impairment, the Participant’s estimate of the original effective interest rates applicable to all such assets and exposures.

5.2
The undertakings set out in paragraph 5.1 shall be deemed to form part of the Asset Management Conditions (as defined in the Conditions) for the purposes only of construing the references to the Asset Management Conditions in Conditions 15.2(P), 19.1(F), 20.5 and 32.3(C).

5.3	Nothing in this paragraph 5 shall affect the Participant’s obligations under paragraph 6.5 of schedule 10 to the Accession Agreement.

6.	Conditions Precedent

6.1
It shall be a condition precedent to the effectiveness of paragraphs 2, 3.3, 4.2 and 5 that the conditions set out in paragraph 6.4 (the “Conditions Precedent”) shall have been fulfilled to the satisfaction of the Treasury (or waived in its sole discretion).

6.2
The Treasury shall, as soon as reasonably practicable, notify the Participant upon it being satisfied that the Conditions Precedent have been fulfilled (or waived).  Such notification shall be conclusive evidence of fulfilment (or waiver) of the Conditions Precedent but shall not otherwise constitute any waiver, agreement or consent.

6.3
If any of the Conditions Precedent shall not have been fulfilled (or waived) on or before the date that is 5 Business Days (or such other period as may be agreed in writing between the Parties) after the date of this letter, this letter shall terminate with immediate effect.  The Parties acknowledge and agree that if this letter is terminated pursuant to this paragraph 6.3, the amendments and variations referred to in paragraphs 2, 3, 4.2 and 5 shall not take effect.

6.4	The Conditions Precedent are as follows:

(A)	the receipt by the Treasury of:

(i)	(a)	a copy of a resolution of the board of directors of the Participant which approves and authorises the Participant to execute, and perform its obligations under, this letter; or

(b)	a copy of an alternative corporate authority of the Participant; and

(ii)
a certificate of a director, the secretary, the deputy secretary / head of group secretariat, the senior assistant secretary or the assistant secretary of the Participant certifying that, so far as he or she is aware having made all due and reasonable enquiries, the copy document referred to in, and delivered to the Treasury pursuant to, sub-paragraph (i)(a) above or (i)(b) above (as the case may be) is a true, complete and accurate copy of the original and in full force and effect, in each case in form and substance satisfactory to the Treasury;

(B)	the receipt by the Treasury of:

(i)	(a)	a copy of a resolution of the board of directors of the Initial Parent which approves and authorises the Initial Parent to execute, and perform its obligations under, this letter; or

(b)	a copy of an alternative corporate authority of the Initial Parent; and

(ii)	a certificate of a director, the secretary, the deputy secretary / head of group secretariat, the senior assistant secretary or the assistant secretary of the

Initial Parent certifying that, so far as he or she is aware having made all due and reasonable enquiries, the copy document referred to in, and delivered to the Treasury pursuant to, sub-paragraph (i)(a) above or (i)(b) above (as the case may be) is a true, complete and accurate copy of the original and in full force and effect, in each case in form and substance satisfactory to the Treasury;

7.	Additional Provisions

7.1	It is agreed that:

(A)
the reference in paragraph 9 of the Post-Trigger Refinancing Letter to paragraph 99 thereof shall be read and construed as if it had at all times since the date of that letter been a reference to paragraph 9 thereof; and

(B)
the reference in the definition of Covered Amount Proxy in the Accession Agreement to sub-paragraphs (i) to (iii) of rule 15.1 of the Data Field Rules for the Quarterly Statement Data Fields shall be read and construed as if it had at all times since the date upon which the Simplification Supplemental Agreement became effective been a reference to the final sentence of rule 14.1 of the QS Data Field Rules.

7.2	This letter is designated as a Scheme Document.

Please confirm your agreement to the foregoing by signing and returning the enclosed copy of this letter.

Yours faithfully,

/s/ Bill Dickinson    Date: 16 March 2012
For and on behalf of the Commissioners of HM Treasury
(acting through the Asset Protection Agency)

Confirmed and agreed for and on behalf of The Royal Bank of Scotland plc

Signature:

Name: /s/ Richard Wild     Date: 19 March 2012

Confirmed and agreed for and on behalf of The Royal Bank of Scotland Group plc

Signature:

Name: /s/ Richard Wild     Date: 19 March 2012

Schedule 1

(New definitions to be inserted in clause 1.1(A) of the Accession Agreement)

“Abridged Covered Asset” means a Covered Asset other than a Covered Asset within the UK Retail division or the structured credit portfolio within the Markets and International Banking division (formerly the Global Banking & Markets division) of the Participant’s Group;

“Abridged PAD Data Field Rules” means the Data Field Rules contained in Part 5 of Appendix B for the Post-Accession Data Fields applicable to: (i) Abridged Covered Assets (including Non-Cash Realisations in respect of Abridged Covered Assets) and (ii) Proxy Assets;

“Abridged QS Compliance Certificate” means a Compliance Certificate in respect of a Quarterly Statement and the related Quarterly Statement Data (including any adjustments) in the agreed form;

“Abridged QS Data Field Rules” means the Data Field Rules contained in Part 6 of Appendix B for the Quarterly Statement Data Fields applicable to: (i) Abridged Covered Assets (including Non-Cash Realisations in respect of Abridged Covered Assets) other than Abridged Covered Assets within the UK Corporate Banking (Business Banking), Lombard and Ulster Retail portfolios of the Participant’s Group (and any Non-Cash Realisations in respect of such Abridged Covered Assets) and (ii) Proxy Assets;

“Apportioned AV Collective Portfolio Impairment” means, in respect of a Proxy Asset relating to the UK Corporate Banking (Business Banking), Lombard or Ulster Retail portfolios of the Participant’s Group, that proportion of any AV Collective Portfolio Impairment with respect to the relevant portfolio which the outstanding balance of all Abridged Covered Assets within the relevant portfolio (including Non-Cash Realisations in respect of such Abridged Covered Assets) bears to the outstanding balance of all assets and exposures within the relevant portfolio;

"AV" means (subject, for the avoidance of doubt, to paragraph 6.9 of Schedule 10 and the provisions of the Post-Trigger Refinancing Side Letter and subject, in the case of a Derivative Agreement within the “Derivative” Covered Asset Class that is an AV Asset, to paragraph 6.3 of Schedule 10 or, in the case of any other Derivative Agreement within the “Derivative” Covered Asset Class, Clause 5.32(C)), in respect of a Covered Asset and for any day (the "relevant day"), a sterling amount (which may be negative) determined as follows:

A + B + C + D

without double counting, where:

A
is the aggregate AV Write-Off to which that Covered Asset (including any Non-Cash Realisation in respect of that Covered Asset) is subject as at the relevant day after taking into account all increases and reductions in (or reversals, in whole or in part, of) the aggregate AV Write-Off to which that Covered Asset (or Non-Cash Realisation, as the case may be) is subject occurring on or before the relevant day

B
is the aggregate AV Impairment to which that Covered Asset (including any Non-Cash Realisation in respect of that Covered Asset) is subject as at the relevant day after taking into account all increases and reductions in (or reversals, in whole or in part, of) the aggregate AV

Impairment to which that Covered Asset (or Non-Cash Realisation, as the case may be) is subject occurring on or before the relevant day

C           is:

(i)
in respect of a Covered Asset (including any Non-Cash Realisation in respect of that Covered Asset), which Covered Asset (or Non-Cash Realisation, as the case may be), as at the relevant day, is accounted for as "fair value through profit or loss" and is not, and has not been, a Derivative Agreement within the "Derivative" Covered Asset Class, its AV(MtM) on the relevant day;

(ii)
in respect of a Covered Asset (including any Non-Cash Realisation in respect of that Covered Asset), which Covered Asset (or Non-Cash Realisation, as the case may be), as at the relevant day, has been, but is no longer, accounted for as "fair value through profit or loss" and is not, and has not been, a Derivative Agreement within the "Derivative" Covered Asset Class, its AV(MtM) on the most recent day as at which such Covered Asset (or Non-Cash Realisation, as the case may be) was accounted for as "fair value through profit or loss"; and

(iii)	otherwise, zero

D
is the aggregate Credit Value Adjustment to which that Covered Asset (including any Non-Cash Realisation in respect of that Covered Asset) is subject as at the relevant day after taking into account all increases and reductions in (or reversals, in whole or in part, of) the aggregate Credit Value Adjustment to which that Covered Asset (or Non-Cash Realisation, as the case may be) is subject occurring on or before the relevant day, provided that, if the Relevant Records Currency of an amount (the "relevant amount") referred to above in this definition is not sterling then, for the purpose of determining such AV, the relevant amount shall be converted into sterling at the rate used, as at the relevant day, by the Participant's Group to convert, in accordance with IFRS, the relevant amount into sterling for the purpose of preparing the consolidated accounts of the Participant's Group;

"AV Collective Portfolio Impairment" means, with respect to a portfolio of assets and exposures, a collective or portfolio level impairment (which is not an individual asset level impairment) in respect of those assets and exposures:

(A)	denominated in the Relevant Records Currency;

(B)	recorded against the value of the applicable assets and exposures in the Relevant Records;

(C)	recorded and calculated in accordance with the ordinary business practices from time to time of the Participant's Group (consistently applied); and

(D)	recorded and calculated in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied) in a manner consistent with IFRS;

“AV Impaired Asset” means a Covered Asset which is the subject of an AV Write-Off and/or an AV Impairment;

"AV Impairment" means, in relation to a Covered Asset (or Non-Cash Realisation) an individual asset level impairment (which is not a collective or portfolio level impairment):

(A)	denominated in the Relevant Records Currency;

(B)	recorded against the value of the applicable Covered Asset (or Non-Cash Realisation, as the case may be) in the Relevant Records;

(C)	recorded and calculated in accordance with the ordinary business practices from time to time of the Participant's Group (consistently applied); and

(D)	recorded and calculated in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied) in a manner consistent with IFRS;

"AV(MtM)" means, in respect of a Covered Asset (including any Non-Cash Realisation in respect of that Covered Asset), on any day (the "relevant day") an amount (which may be negative) determined as follows:

A - B

where:

A	is the Base Value of that Covered Asset (or Non-Cash Realisation, as the case may be) on the relevant day

B	is the Clean Balance Sheet Value of that Covered Asset (or Non-Cash Realisation, as the case may be) on the relevant day;

“AV QS Data Field Rules” means, subject to Clause 5.38(E),  the set of rules for the Quarterly Statement Data Fields applicable to AV Assets contained in Part 4 of Appendix B;

“AV Write-Off" means an individual asset level write-off:

(A)	denominated in the Relevant Records Currency;

(B)	recorded against the applicable Covered Asset (or Non-Cash Realisation, as the case may be) in the Relevant Records;

(C)	recorded and calculated in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied); and

(D)	recorded and calculated in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied);

“Base Value” means, on any day (the “relevant day”):

(A)
in respect of a Covered Asset (or Non-Cash Realisation, as the case may be) which is (or to the extent it is) a loan, bond, note or other debt funding, which loan, bond, note or other debt funding arises before the occurrence of a Proxy Trigger in respect of the Covered Asset, the par value (after taking into account all redemptions and repayments occurring on or before the relevant day), denominated in the Relevant Records Currency, of such Covered Asset (or Non-Cash Realisation, as the case may be); and

(B)
in respect of a Covered Asset (or Non-Cash Realisation, as the case may be) which is not (or to the extent it is not) a loan, bond, note or other debt funding, which loan, bond, note or other debt funding arises before the occurrence of a Proxy Trigger in respect of the Covered Asset, the balance sheet value, denominated in the Relevant Records Currency, at which such Covered Asset (or Non-Cash Realisation, as the case may be) was initially recognised in the Relevant Records, in each case:

(i)	as recorded in the Relevant Records;

(ii)	recorded and calculated in accordance with the ordinary business practices from time to time of the Participant's Group (consistently applied); and

(iii)	recorded and calculated in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied) in a manner consistent with IFRS;

“Capped Abridged Covered Asset AV” means, in respect of an Abridged Covered Asset for which a Covered Asset Proxy Trigger shall have occurred and on any Quarter Date falling on or after 31 March 2012 (the “relevant Quarter Date”), the lesser of:

(A)	the AV of that Abridged Covered Asset on the relevant Quarter Date; and

(B)
the Covered Amount Proxy of that Abridged Covered Asset on the Quarter Date immediately preceding the Quarter Date as at which the Covered Asset Proxy Trigger shall have occurred, as reported in accordance with the Abridged PAD Data Field Rules (or, if such immediately preceding Quarter Date is 31 December 2011, the PAD Data Field Rules) and converted into sterling, where applicable, using a market rate as reasonably determined by the Participant based on its ordinary course business and banking policies, practices and procedures (consistently applied);

“Capped Proxy Asset AV” means, in respect of a Proxy Asset for which a Collective Portfolio Proxy Trigger shall have occurred and on any Quarter Date falling on or after 31 March 2012 (the “relevant Quarter Date”), the lesser of:

(A)	the Proxy Asset AV of that Proxy Asset on the relevant Quarter Date; and

(B)
an amount equal to the aggregate Covered Amount Proxies of the Covered Assets represented by that Proxy Asset on the Quarter Date immediately preceding the Quarter Date as at which the Collective Portfolio Proxy Trigger shall have occurred, as reported in accordance with the Abridged PAD Data Field Rules (or, if such immediately preceding Quarter Date is 31 December 2011, the PAD Data Field Rules) and converted into sterling, where applicable, using a market rate as reasonably determined by the Participant based on its ordinary course business and banking policies, practices and procedures (consistently applied);

"Clean Balance Sheet Value" means:

(A)
in respect of a Covered Asset (or Non-Cash Realisation, as the case may be) which is (or to the extent it is) a loan, bond, note or other debt funding, the balance sheet value calculated using the clean price, denominated in the Relevant Records Currency, of such Covered Asset (or Non-Cash Realisation, as the case may be); and

(B)
in respect of a Covered Asset (or Non-Cash Realisation, as the case may be) which is not (or to the extent it is not) a loan, bond, note or other debt funding, the fair value, denominated in the Relevant Records Currency, of such Covered Asset (or Non-Cash Realisation, as the case may be), in each case:

(i)	as recorded in the Relevant Records;

(ii)	recorded and calculated in accordance with the ordinary business practices from time to time of the Participant's Group (consistently applied); and

(iii)	recorded and calculated in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied) in a manner consistent with IFRS;

“Collective Portfolio Proxy Trigger” means, in respect of a Proxy Asset and as at any Quarter Date falling on or after 31 March 2012, that the Abridged Covered Assets represented by such Proxy Asset are subject to an AV Collective Portfolio Impairment, having not been subject to an AV Collective Portfolio Impairment on any previous Quarter Date falling on or after 31 March 2012;

“Covered Amount Proxy” means in respect of a Covered Asset and as at any day (the "relevant day"):

(A)	if the Participant can readily determine the Covered Amount of that Covered Asset as at the relevant day, such Covered Amount; and

(B)	if the Participant cannot readily determine the Covered Amount of that Covered Asset as at the relevant day:

(i)	the Covered Amount of that Covered Asset as at the relevant day; or

(ii)
at the Participant’s option (provided that in respect of a given Covered Asset such option is exercised consistently for the purposes as applicable of the AV Cap, the AV Floor, paragraphs 5.3 and 6.1 of Schedule 10, the PAD Data Field Rules, the Abridged PAD Data Field Rules and the Abridged QS Data Field Rules), the Covered Amount of that Covered Asset as at the relevant day calculated on the bases set out in the final sentence of rule 14.1 of the QS Data Field Rules, as if references therein to the Initial Event Date were replaced with references to the relevant day;

“Covered Asset Proxy Loss” has the meaning given to it in Clause 5.32(A);

“Covered Asset Proxy Trigger” means:

(A)	in respect of an Abridged Covered Asset (other than an Abridged Covered Asset represented by a Proxy Asset) which is:

(i)	a Derivative Agreement within the “Derivative” Covered Asset Class; or

(ii)	not a Derivative Agreement within the “Derivative” Covered Asset Class but accounted for as “fair value through profit and loss”,

that such Covered Asset is a Defaulted Asset on any Quarter Date falling on or after 31 March 2012 having not been a Defaulted Asset on any previous Quarter Date falling on or after 31 March 2012; and

(B)
in respect of any other Abridged Covered Asset (other than an Abridged Covered Asset represented by a Proxy Asset) that such Covered Asset is an AV Impaired Asset on any Quarter Date falling on or after 31 March 2012 having not been an AV Impaired Asset on any previous Quarter Date falling on or after 31 March 2012;

"Credit Value Adjustment" means an individual asset level credit value adjustment:

(A)	denominated in the Relevant Records Currency;

(B)	recorded against the applicable Covered Asset (or Non-Cash Realisation, as the case may be) in the Relevant Records;

(C)	recorded and calculated in accordance with the ordinary business practices from time to time of the Participant's Group (consistently applied); and

(D)	recorded and calculated in accordance with the accounting policies from time to time of the Participant's Group (consistently applied) in a manner consistent with IFRS;

“Defaulted Asset” means a Covered Asset in respect of which there is recorded in the Relevant Records a risk classification of PD=1 (or any other risk classification which in the Relevant Records denotes “default” within the meaning of section 4.3 of BIPRU) in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied);

“PAD Data Field Reconciliation and Add-Back Rules” means the Data Field Rules contained in Part 7 of Appendix B of the Accession Agreement for Post-Accession Data reconciliation and add-back files for facilitating the reconciliation of movements in the Post-Accession Data between one Quarter Date and the next;

“PAD Data Field Rules” means the Data Field Rules contained in Part 2 of Appendix B of the Accession Agreement for the Post-Accession Data Fields relating to Covered Assets that are not Abridged Covered Assets;

“Post-Trigger Refinancing Side Letter” means the letter from the Agency to the Participant and the Initial Parent dated 15 February 2012 (as amended pursuant to the Second Reporting Issues Side Letter) relating to the consequences under the Scheme where the assets and exposures comprising an AV Asset or AV Non-Cash Realisation are the subject of a refinancing or debt restructuring after the day on which the Trigger occurs in respect of the relevant AV Asset and where a Covered Asset or Non-Cash Realisation that is not an AV Asset or AV Non-Cash Realisation is the subject of a refinancing or debt restructuring after the day on which the Trigger occurs in respect of such Covered Asset or the Covered Asset in respect of which such Non-Cash Realisation arises;

“Proxy Asset AV” means, in respect of any Proxy Asset and for any Quarter Date falling on or after 31 March 2012 (the "relevant Quarter Date") a sterling amount (which may be negative) determined as follows:

A + B

without double counting, where:

A
is the aggregate amount of the AV Write-Offs to which the Covered Assets represented by that Proxy Asset (including any Non-Cash Realisations in respect of such Covered Assets) are subject as at the relevant Quarter Date after taking into account all increases and reductions in (or reversals, in whole or in part, of) the AV Write-Offs to which those Covered Assets (or Non-Cash Realisations, as the case may be) are subject occurring on or before the relevant Quarter Date

B
is the amount of the Apportioned AV Collective Portfolio Impairment to which that Proxy Asset is subject as at the relevant Quarter Date after taking into account all increases and reductions in (or reversals, in whole or in part, of) the aggregate Apportioned AV Collective Portfolio Impairment to which that Proxy Asset is subject occurring on or before the relevant Quarter Date, provided that, if the Relevant Records Currency of an amount (the "relevant amount") referred to above in this definition is not sterling then, for the purpose of determining such AV, the relevant amount shall be converted into sterling at the rate used, as at the relevant day, by the Participant's Group to convert, in accordance with IFRS, the relevant amount into sterling for the purpose of preparing the consolidated accounts of the Participant's Group;

“Proxy Assets” means the notional assets created for the purposes of the Scheme to enable the Participant to report Apportioned AV Collective Portfolio Impairments on Covered Assets within each of the UK Corporate Banking (Business Banking), Lombard and Ulster Retail portfolios of the Participant’s Group (including any Non-Cash Realisations in respect of such Covered Assets) and “Proxy Asset” shall be construed accordingly;

“Proxy Asset Proxy Loss” has the meaning given to it in Clause 5.32(B);

“Proxy Loss” means either a Proxy Asset Proxy Loss or a Covered Asset Proxy Loss;

“Proxy Trigger” means a Covered Asset Proxy Trigger or a Collective Portfolio Proxy Trigger;

“QS Data Field Rules” means the Data Field Rules contained in Part 3 of Appendix B of the Accession Agreement for the Quarterly Statement Data Fields applicable to Covered Assets that are not Abridged Covered Assets;

“Reconciliation and Add-Back Fields” means the data fields listed in Part 2 of Schedule 2;

“Relevant Records Currency" means the currency in which the applicable AV Write-off, AV Impairment, AV Collective Portfolio Impairment, Base Value, Clean Balance Sheet Value or Credit Value Adjustment is recorded in the Relevant Records;

“Second Reporting Issues Side Letter” means the letter headed “Further reporting issues relating to Post-Accession Data, Quarterly Statements and Quarterly Statement Data” from the Commissioners of HM Treasury (acting through the Asset Protection Agency) to the Participant and the Initial Parent and dated on or around 16 March 2012;

“write-off” means, in respect of a Triggered Asset (or in respect of any asset or exposure which is connected to a Triggered Asset), a write-off in the accounts of the relevant Covered Entity in accordance with its ordinary business practices from time to time, consistently applied, provided that the basis on which that Covered Entity and the Participant's Group treat assets and exposures which form part of Covered Assets does not differ from the basis on which that Covered Entity and the Participant's Group treat equivalent assets and exposures of that Covered Entity and the Participant's Group which do not form part of Covered Assets, provided that this definition shall not apply in (i) the definitions of AV Write-Off, Fully Written-Off, Overdraft Recovery Calculation Date and Overdraft Write-Off Amount, (ii) Clauses 12.8 to 12.20, Clause 5.35 and Schedules 4 and 10, (iii) rule 1.4 of the AV QS Data Field Rules, (iv) the Scheme Principles and (v) the Simplification Supplemental Agreement, the Overdrafts Supplemental Agreement and paragraphs 4 and 5 of the Second Reporting Issues Side Letter.

Schedule 2

Part A
(Replacement clause 5.6 of the Accession Agreement)

5.6	The Data Field Rules comprise:

(A)	a set of rules for the Initial Data Fields;

(B)	the PAD Data Field Rules, being a set of rules for the Post-Accession Data Fields applicable to Covered Assets that are not Abridged Covered Assets;

(C)	the QS Data Field Rules, being a set of rules for the Quarterly Statement Data Fields applicable to Covered Assets that are not Abridged Covered Assets;

(D)	the AV QS Data Field Rules, being, subject to Clause 5.38(E), a set of rules for the Quarterly Statement Data Fields applicable to AV Assets;

(E)
the Abridged PAD Data Field Rules, being a set of rules for the Post-Accession Data Fields applicable  to: (i) Abridged Covered Assets (including Non-Cash Realisations in respect of Abridged Covered Assets) and (ii) Proxy Assets;

(F)
the Abridged QS Data Field Rules, being a set of rules for the Quarterly Statement Data Fields applicable to: (i) Abridged Covered Assets (including any Non-Cash Realisations in respect of Abridged Covered Assets) other than Abridged Covered Assets within the UK Corporate Banking (Business Banking), Lombard and Ulster Retail portfolios of the Participant’s Group (including any Non-Cash Realisations in respect of such Abridged Covered Assets) and (ii) Proxy Assets; and

(G)
a set of rules for the Reconciliation and Add-Back Fields in the Post-Accession Data reconciliation and add-back files for facilitating the reconciliation of movements in the Post-Accession Data between one Quarter Date and the next, and are contained respectively in Parts 1, 2, 3, 4, 5, 6 and 7 of Appendix B.

Part B
(Replacement clauses 5.24 and 5.25 of the Accession Agreement)

5.24
For the avoidance of doubt, the requirements in rule 1.11A of the PAD Data Field Rules, rule 1.11 of the Abridged PAD Data Field Rules, rule 1.10A of the QS Data Field Rules, rule 1.7 of the Abridged QS Data Field Rules and Clause 18A.2 that, where assets or exposures that comprise a Covered Asset are divided or consolidated, the Participant shall complete the

Quarterly Statement Data Fields and the Post-Accession Data Fields, and prepare Quarterly Statements, in respect of such assets or exposures (as they are divided or consolidated) in a manner consistent with Annex H to the PAD Data Field Rules or Annex 4 to the QS Data Field Rules (as the case may be) shall be without prejudice to the provisions of any Scheme Document (including, without limitation, Condition 4.4).

5.25
If the Treasury or the Participant is of the opinion that the application of Annex H to the PAD Data Field Rules and/or Annex 4 to the QS Data Field Rules does not produce the intended effect in respect of the completion of any Quarterly Statement Data Field and/or any Post-Accession Data Field and/or the preparation of Quarterly Statements (whether or not in respect of a particular asset or exposure), then the Treasury and the Participant shall, as soon as reasonably practicable, participate in good faith discussions and seek to agree the manner in which the Quarterly Statement Data Fields and/or the Post-Accession Data Fields should be completed, and/or Quarterly Statements should be prepared.

Part C
(Replacement clauses 5.32 to 5.40 of the Accession Agreement)

Second Reporting Issues Side Letter

5.32	It is agreed that:

(A)	a “Covered Asset Proxy Loss” shall occur in respect of an Abridged Covered Asset for which a Covered Asset Proxy Trigger shall have occurred:

(i)	on the Quarter Date on which the Covered Asset Proxy Trigger occurs, in an amount equal to the Capped Abridged Covered Asset AV of that Abridged Covered Asset on such Quarter Date; and

(ii)
on any subsequent Quarter Date (the “relevant Quarter Date”) on which the Capped Abridged Covered Asset AV of that Abridged Covered Asset is greater or less than its Capped Abridged Covered Asset AV on the preceding Quarter Date (the “preceding Quarter Date”), in an amount equal to the Capped Abridged Covered Asset AV on the relevant Quarter Date minus the Capped Abridged Covered Asset AV on the preceding Quarter Date and for the purpose of the foregoing, the Covered Asset Proxy Loss may be positive (in the circumstances where the Capped Abridged Covered Asset AV has increased) or negative (in the circumstances where the Capped Abridged Covered Asset AV has reduced);

(B)	a “Proxy Asset Proxy Loss” shall occur in respect of a Proxy Asset for which a Collective Portfolio Proxy Trigger shall have occurred:

(i)	on the Quarter Date on which such Collective Portfolio Proxy Trigger occurs, in an amount equal to the Capped Proxy Asset AV of that Covered Asset on such Quarter Date; and

(ii)
on any subsequent Quarter Date (the “relevant Quarter Date”) on which the Capped Proxy Asset AV of that Proxy Asset is greater or less than its Capped Proxy Asset AV on the preceding Quarter Date (the “preceding Quarter Date”), in an amount equal to the Capped Proxy Asset AV on the relevant Quarter Date minus the Capped Proxy Asset AV on the preceding Quarter Date and for the purpose of the foregoing, the Proxy Asset Proxy Loss may be positive (in the circumstances where the Capped Proxy Asset AV has increased) or negative (in the circumstances where the Capped Proxy Asset AV has reduced);

(C)
the AV on any Quarter Date of an Abridged Covered Asset that is a Derivative Agreement within the “Derivative” Covered Asset Class but is not an AV Asset shall be the lesser of its unadjusted AV and its adjusted AV, in each case on the relevant Quarter Date and for the purposes of the foregoing “unadjusted AV” and “adjusted AV” shall have the meanings set out in paragraph 6.4 of Schedule 10; and

(D)
for so long as all or any of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Second Reporting Issues Side Letter shall not have ceased to be in effect in relation to any Abridged Covered Asset pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4 and, if applicable, Clause 18A.5, Proxy Losses in respect of that Abridged Covered Asset shall be treated as if they were Losses for the purposes of determining whether any Step-In Trigger has occurred pursuant to Condition 32.3(A) but no Losses or Recoveries in respect of that Abridged Covered Asset shall be treated as Losses or Recoveries for such purposes.

5.33	For the purposes of implementing the modifications to the Participant’s reporting obligations specified in, or effected by, the Second Reporting Issues Side Letter, it is agreed that:

(A)
the Quarterly Statement (the “Abridged Quarterly Statement”) and related Quarterly Statement Data in respect of the Quarter ending on 31 March 2012 to be delivered to the Treasury on or before the Quarterly Statement Date falling on 1 May 2012 shall be in respect of the period (the “Non-Abridgement Period”) from (and including) 1 January 2012 to (and including) 31 March 2012 insofar as such Quarterly Statement and the related Quarterly Statement Data relate to Covered Assets within the UK Retail division or the structured credit portfolio of the Markets and International Banking division (formerly the Global Banking & Markets division) of the Participant’s Group (including Non-Cash Realisations in respect of such Covered Assets) and the period (the “Abridgement Period”) from (and including) 1 January 2009 to 31 March 2012 insofar as such Quarterly Statement and the Quarterly Statement Data relate to Abridged Covered Assets subject to the Abridged QS Data Field Rules (including Non-Cash Realisations in respect of such Abridged Covered Assets) and Proxy Assets;

(B)
the Non-Abridgement Period shall be the “Quarterly Statement Period” for the Abridged Quarterly Statement and the corresponding Quarterly Statement Data, and shall be treated as a “Quarter” ending on 31 March 2012 for the purposes of the Conditions (including Condition 8), in so far as such statement and data relate to Covered Assets which are within the UK Retail division or the structured credit portfolio of the Markets and International Banking division (formerly the Global Banking & Markets division) of the Participant’s Group and the Abridgement Period shall be the “Quarterly Statement Period” for the Abridged Quarterly Statement and the corresponding Quarterly Statement Data, and shall be treated as the same such “Quarter” for the purposes of the Conditions (including Condition 8), in so far as such statement and data relate to Abridged Covered Assets subject to the Abridged QS Data Field Rules (including Non-Cash Realisations in respect of such Abridged Covered Assets) and Proxy Assets;

(C)
for the purposes of Condition 8, but subject always to Clause 18A.1 and for so long as all or any of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Second Reporting Issues Side Letter shall not have ceased to be in effect as a result of their disapplication pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4 and, if applicable, Clause 18A.5:

(i)
no Losses or Recoveries reported in respect of Abridged Covered Assets in Quarterly Statements for Quarterly Statement Periods ended on or before 31 December 2012 shall be treated as having occurred or been made;

(ii)
in relation to the Abridgement Statement Period and all subsequent Quarterly Statement Periods, references to Losses (including for the purposes of sub-clause (iii) below) shall be treated in relation to Abridged Covered Assets solely as references to Proxy Losses and no account shall be taken of Recoveries in respect of Abridged Covered Assets;

(iii)
if in respect of all the Covered Assets, the aggregate amount of the Losses and Proxy Losses occurring in a Quarter is less than zero, then the Losses and Proxy Losses comprising such aggregate amount shall not be taken into account as Losses and instead the absolute value of such aggregate amount shall be taken into account as a Recovery occurring during such Quarter;

(iv)	the inputs to the Revised Agreed Model in respect of Abridged Covered Assets shall be adjusted and made to give effect to sub-clauses (i) to (iii) above; and

(v)	for the avoidance of doubt, Condition 8.11 shall not apply to any adjustments made pursuant to this Clause 5.33(C).

5.34
Each Quarterly Statement (including the Abridged Quarterly Statement), when taken together with the Quarterly Statement Data delivered at the same time as such Quarterly Statement, shall include the following information:

Withdrawn Assets

(A)
in relation to Covered Assets that are not Abridged Covered Assets, which Triggered Assets were the subject of any Post-Trigger Withdrawal Notice during the Quarterly Statement Period and the date on which each such Post-Trigger Withdrawal Notice became effective;

(B)
in relation to Abridged Covered Assets subject to the Abridged QS Data Field Rules, which Covered Assets subject to a Proxy Trigger were withdrawn during the Quarterly Statement Period pursuant to a Post-Trigger Withdrawal Notice or a Pre-Trigger Withdrawal Notice or by written agreement with the Treasury and the date on which each such withdrawal became effective;

Losses and Proxy Losses

(C)	in relation to Covered Assets that are not Abridged Covered Assets, in respect of each Loss that has occurred during the Quarterly Statement Period:

(i)	details of the Triggered Asset to which that Loss relates;

(ii)	the date on which that Loss occurred;

(iii)	the amount of that Loss in sterling; and

(iv)	the components of the calculation of that Loss, including:

(a)
for a Loss pursuant to Condition 6.1, the Outstanding Amount as at the relevant Trigger Date (or, if later, as at 31 December 2008) and the Covered Amount as at the Initial Event Date (or, if later, as at 31 December 2008), each in both sterling and the Covered Amount Currency of that Triggered Asset and the Applicable Exchange Rate applied for the purpose of converting that Covered Amount Currency into sterling;

(b)
for a Loss pursuant to Condition 6.22, the CL Payment Amount and the Loss Limit and the Remaining Covered Amount as at the relevant CL Payment Date, each in both sterling and the Covered Amount Currency of that Triggered Asset and the Applicable Exchange Rate applied for the purpose of converting that Covered Amount Currency into sterling;

(c)
for a Loss pursuant to Condition 6.1or Condition 6.22, if the underlying currency of the Outstanding Amount or the CL Payment Amount (as applicable) is not the Covered Amount Currency of the relevant Covered Asset, the equivalent amount of the Outstanding Amount or the CL Payment Amount (as applicable) as at the relevant Trigger Date (or, if later, as at 31 December 2008) or CL Payment Date (as applicable) in that underlying currency and the exchange rate applied pursuant to Condition 6.30 for the purpose of converting that underlying currency into that Covered Amount Currency; and

(d)	for a Loss pursuant to Condition 6.38 such Information in respect of that Loss as the Treasury may require to be reported under this sub-paragraph (d) pursuant to an Extended Protection Notice;

(D)
in relation to Abridged Covered Assets subject to the Abridged QS Data Field Rules and Proxy Assets, in respect of each Proxy Loss that is to be reported in respect of the Quarterly Statement Period in relation to a Covered Asset or Proxy Asset:

(i)	details of the Covered Asset or Proxy Asset to which that Proxy Loss relates;

(ii)	the Quarter Date on which the relevant Proxy Loss occurs;

(iii)	the amount of the relevant Proxy Loss;

(E)
the aggregate amount of (a) the Losses that have occurred in respect of Covered Assets other than Abridged Covered Assets during, and (b) the Proxy Losses that have occurred on the Quarter Date at the end of, the Quarterly Statement Period;

Realisations and Recoveries

(F)
in relation to Covered Assets that are not Abridged Covered Assets, in respect of each Realisation made during the Quarterly Statement Period (and, in the Quarterly Statement for the first Quarterly Statement Period for which a Covered Asset is reported as a Triggered Asset, any Cash Realisation which is made prior to the Trigger Date for that Covered Asset and is to be included within Recoveries for that Covered Asset):

(i)	details of the Triggered Asset to which that Realisation relates;

(ii)	the date on which that Realisation was made;

(iii)	whether or not that Realisation is a Cash Realisation;

(iv)	if that Realisation is a Cash Realisation:

(a)	the amount of that Realisation in sterling, net of Realisation Expenses; and

(b)
if the underlying currency of that Realisation is not sterling, the equivalent amount of that Realisation in that underlying currency (net of Realisation Expenses) and the Applicable Exchange Rate applied for the purpose of converting that underlying currency into sterling; and

(v)
the amount in sterling of any Realisation Expense in respect of that Realisation and, if the underlying currency of that Realisation Expense is not sterling, the equivalent amount of that Realisation Expense in that underlying currency and the Applicable Exchange Rate applied for the purpose of converting that underlying currency into sterling;

(G)	in relation to Covered Assets that are not Abridged Covered Assets, in respect of each Recovery made during the Quarterly Statement Period, the amount of that Recovery in sterling;

(H)	in relation to Covered Assets that are not Abridged Covered Assets, the aggregate amount of the Recoveries made during the Quarterly Statement Period;

Extended Protection Assets

(I)
in relation to Covered Assets that are not Abridged Covered Assets, such other Information in respect of Extended Protection Assets as the Treasury may require to be reported under this sub-clause pursuant to an Extended Protection Notice;

Amounts payable

(J)	the Quarterly Payable in respect of the Quarterly Statement Period, including the components of such amount;

(K)	the balance of the Pending Account and the Treasury Account as of the last day of the Quarterly Statement Period and the movements in each such account during that period;

(L)	the amount (if any) that will be payable pursuant to Condition 8.5 on the next Quarterly Payment Date and the components of such amount;

(M)
any correction or adjustment made pursuant to or required by this Agreement or the Conditions to any amount stated in any previous Quarterly Statement, the reason for each such correction or adjustment being made and any amount that will be payable pursuant to Condition 8.7 as a result of such correction or adjustment and the components of each such amount; and

Late reporting

(N)
each of the items referred to in Clauses 5.34(A) to 5.34(M) (inclusive) restated so as to reflect any correction or adjustment that is to be disregarded (for the purpose of Condition 8) pursuant to Conditions 8.11 to 8.15 inclusive) as varied in their application to the Participant pursuant to Clause 18.5.

This Clause 5.34 varies Condition 16.5.

5.35
The Participant undertakes to the Treasury that, for so long as all or any of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Second Reporting Issues Side Letter shall not have ceased to be in effect as a result of their disapplication pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4 and, if applicable, Clause 18A.5, the Participant:

(A)	shall maintain in its records, or procure the maintenance in its records of, the three notional assets constituted by the Proxy Assets;

(B)
shall not, and shall procure that each other member of the Participant’s Group will not, treat (for the purposes of the Relevant Records, in recording risk classifications, in recording and calculating individual asset level write-offs, individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and in performing currency conversions):

(i)
assets and exposures which form part of Abridged Covered Assets that are not AV Assets (and Non-Cash Realisations in respect of such Abridged Covered Assets) differently from assets and exposures that will not become so subject by reason of the former’s status as forming part of Abridged Covered Assets (or Non-Cash Realisations in respect of such Abridged

Covered Assets), which status shall not be a relevant consideration in determining such treatment; or

(ii)
assets and exposures which form part of Covered Assets (or Non-Cash Realisations in respect of Covered Assets) differently from assets and exposures which do not form part of Covered Assets (or Non-Cash Realisations in respect of Covered Assets) by reason of the former’s status as forming part of Covered Assets (or Non-Cash Realisations, as the case may be), which status shall not be a relevant consideration in determining such treatment;

(C)
shall, and shall procure that each other member of the Participant’s Group will, in respect of Abridged Covered Assets that are not AV Assets (and Non-Cash Realisations in respect of such Abridged Covered Assets) and for the purposes of the Relevant Records:

(i)	record risk classifications in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied);

(ii)	record and calculate individual asset level write-offs:

(a)	in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied); and

(b)	in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied); and

(iii)
record and calculate individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and performed currency conversions in each case:

(a)	in accordance with the ordinary business practices from time to time of the Participant’s Group (consistently applied); and

(b)	in accordance with the accounting policies from time to time of the Participant’s Group (consistently applied) in a manner consistent with IFRS; and

(D)
shall ensure that the Participant’s Group’s accounting policies applicable to its ordinary business practices, in each case from time to time, for recording and calculating (for the purposes of the Relevant Records) individual asset level write-offs, individual asset level impairments and collective or portfolio level impairments in respect of assets and exposures which are loans and are classified for accounting purposes as “loans and receivables” at all times require, in respect of Abridged Covered Assets that are not AV Assets (or Non-Cash Realisations in respect of such Abridged Covered Assets), the amount of the applicable write-off or impairment to be calculated (whether by systems-based or manual processes) using a discount rate based on the applicable asset or exposure’s original effective interest rate or, in the case of assets and exposures the subject of a collective or portfolio level impairment, the Participant’s estimate of the original effective interest rates applicable to all such assets and exposures.

5.36	Nothing in Clause 5.35 shall affect the Participant’s obligations under paragraph 6.5 of schedule 10 to the Accession Agreement.

5.37
The Treasury and the Participant acknowledge and agree in respect of assets and exposures forming part of Abridged Covered Assets (or Non-Cash Realisations in respect of Abridged Covered Assets) that a change in any credit analysis or similar judgement does not mean that any Post-Accession Data, Quarterly Statement Data or information contained in a Quarterly Statement (such data or information to the extent they are derived from the definitions of Proxy Loss, MtM, Write-Off, Impairment, Base Value, Clean Balance Sheet Value, Credit Value Adjustment, the “relevant data”) which represented a prior analysis or judgement was erroneous or inaccurate for the purpose of the Scheme, and:

(A)	corrections and adjustments to the relevant data in order to reflect such a change are not permitted; and

(B)	only the following corrections and adjustments to the relevant data are permitted:

(i)	corrections in order to address any inaccuracy or error in the relevant data which results from a data entry inaccuracy, information technology error or similar administrative error;

(ii)
adjustments necessary to remedy a breach of the Specified Obligations referred to in Clauses 5.35(B), 5.35(C) and 5.35(D) and paragraphs 4.2(A), 4.2(B), 4.2(C), 5.1(A), 5.1(B) and 5.1(C) of the Second Reporting Issues Side Letter;

(iii)	adjustments expressly required by the Conditions or this Agreement; and

(iv)	such other corrections and adjustments as may be agreed in writing between the Treasury and the Participant.

5.38
For so long as all or any of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Second Reporting Issues Side Letter shall not have ceased to be in effect as a result of their disapplication pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4 and, if applicable, Clause 18A.5:

(A)	the Participant shall not be required to perform any such reconciliation as is referred to in Condition 19.9 and Condition 19.9 shall be varied accordingly;

(B)
the Participant shall not be required to reflect the provisions of paragraph 9 of the Post-Trigger Refinancing Side Letter and paragraph 6.9 of Schedule 10 (as interpreted in accordance with paragraph 10 of the Post-Trigger Refinancing Side Letter) in any Quarterly Statement or Quarterly Statement Data;

(C)
the obligations of the Participant to deliver a QS Compliance Certificate (without qualifications) pursuant to Condition 16.10 as modified pursuant to Clauses 18.3 and 18.4 by no later than the Quarterly Statement Dates for the Quarters ended 31 March 2011, 30 June 2011, 30 September 2011 and 31 December 2011 shall be suspended (and, without prejudice to the provisions of Clause 18A.5, in the event that any such obligation ceases to be suspended pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4, the Participant shall not be required to comply with such obligation until the date falling the number of days after the effective date of such notice that corresponds to the number of days remaining for the performance of that obligation on the date on which the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Second Reporting Issues Side Letter take effect);

(D)	the provisions of Conditions 8.11 to 8.15 (inclusive) as modified pursuant to Clause 18.5 shall not apply in relation to Abridged Covered Assets; and

(E)
the provisions of the AV QS Data Field Rules and of paragraphs 7.1, 7.2, 7.3, 8.1, 8.3, 9.5, 9.6, 10.3, 10.4 and 10.5 of Schedule 10, and the obligations of the Participant and the Treasury thereunder, shall be suspended, provided that following any such notice as aforesaid the Participant shall deliver to the Treasury as soon as reasonably practicable a written notice (the “updating notice”):

(i)	referring to paragraph 10.3 of Schedule 10;

(ii)
specifying each Covered Asset which has been the subject of an into-scope change or an out-of-scope change (as the case may be) during the period from (and including ) 1 January 2012 to a date not more than 4 weeks prior to the date of the updating notice; and

(iii)	specifying the date of each such into-scope change and out-of-scope change,

whereupon the provisions of paragraphs 10.4 and 10.5 of Schedule 10 shall apply as if references therein to the first relevant notice were references to the updating notice.

Additional Reporting to be provided with Post-Accession Data

5.39	By no later than 25 Business Days after the end of each Quarter, the Participant shall provide an additional report to the Treasury identifying:

(A)
all Covered Assets subject to the PAD Data Field Rules that are overdrafts and overdrafts within Multiple Option Facilities (“MOFs”) as at the relevant Quarter Date and all Abridged Covered Assets that were overdrafts and overdrafts within MOFs as at 31 December 2011 by using the following codes:

(i)	“Y” – Covered Asset is an overdraft; or

(ii)	“M” – Covered Asset has an overdraft within a MOF; or

(iii)	“N/A” – Covered Asset is not an overdraft;

(B)	all Covered Assets that are managed within the Global Restructuring Group business unit of the Participant’s Group (“GRG”) as at the relevant Quarter Date by using the following codes:

(i)	“Y” – Covered Asset is managed within GRG; or

(ii)	“N” – Covered Asset is not managed within GRG; and

(C)	all Covered Assets that are reflected as Core assets in the consolidated accounts of the Participant’s Group as at the relevant Quarter Date by using the following codes:

(i)	“Y” – Covered Asset is reflected as a Core asset of the Participant’s Group; or

(ii)	“N” – Covered Asset is not reflected as a Core asset of the Participant’s Group.

5.40
Each time when the Participant delivers Post-Accession Data to the Treasury in accordance with the PAD Data Field Rules and the Abridged PAD Data Field Rules, the Participant shall also deliver a reconciliation file in the form set out in Appendix C and an add-back file in the form set out in Appendix D which shall be accurately completed in accordance with, and stated as at the date specified in, the PAD Data Field Reconciliation and Add-Back Rules.

Part D
(New clause 10.7(C) of the Accession Agreement)

(C)
for so long as all or any of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Second Reporting Issues Side Letter shall not have ceased to be in effect as a result of their disapplication pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4 and, if applicable, Clause 18A.5, the Participant shall not be required to deliver any Conflicts Certificate as referred to in Condition 15.14 (as modified in its application to the Participant pursuant to Clause 10.6).

Part E

(Replacement clause 18 of the Accession Agreement)

18	QUARTERLY STATEMENT DEFICIENCIES, CORRECTIONS AND ADJUSTMENTS

QS Data Deficiencies

18.1	There will be a “QS data deficiency” if:

(A)
any Information contained in any Quarterly Statement Data Field in the “Trigger”, “Proxy Trigger”, “Loss”, “Proxy Loss” or “Recovery or Realisation” QS field categories or abridged QS field categories (as such terms are defined in the QS Data Field Rules or the Abridged QS Data Field Rules) as applicable in any Quarterly Statement Data for a Quarter is incorrect or inaccurate; or

(B)	any Information contained in the Quarterly Statement for such Quarter is incorrect or inaccurate as a result of being derived from any such incorrect or inaccurate Quarterly Statement Data.

QS Compliance Certificates whilst Second Reporting Issues Side Letter is in force

18.2
For so long as all or any of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Second Reporting Issues Side Letter shall not have ceased to be in effect as a result of their disapplication pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4 and, if applicable, Clause 18A.5, if there are any QS data deficiencies in respect of the Quarterly Statement or Quarterly Statement Data for a Quarter, the Participant’s obligation under Condition 16.10 to deliver a QS Compliance Certificate (without qualifications) for such Quarter shall be satisfied and there shall not be a Remedy Event arising solely as a result of, and in respect of, such QS data deficiencies for the purpose of the Specified Obligation described in Condition 31.5 as “To produce and deliver Quarterly Statements, statements in the form of the Revised Agreed Model, Quarterly Statement Data and QS Compliance Certificates, in each case in accordance with Condition 16” or “To produce and deliver corrected Quarterly Statement Data and reports describing the corrections made in accordance with Condition 16.11” (but the foregoing shall operate without prejudice to the Treasury’s other rights, powers or remedies under or pursuant to the Scheme Documents (including Conditions 16.13 and 31.14) if, within the time permitted for delivery of such QS Compliance Certificate (without qualifications), the Participant delivers an Abridged QS Compliance Certificate for such Quarter to the Treasury which is given subject only to valid qualifications (being, for this purpose, qualifications which describe in reasonable detail the nature and extent of the relevant QS data deficiencies (including the specific items of Information (including any Quarterly Statement Data)) and the divisions of the Participant’s Group to which such qualifications apply).  This Clause 18.2 varies Condition 16.10.

QS Compliance Certificates if Second Reporting Issues Side Letter ceases to be in force

18.3
If, after all or any of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Second Reporting Issues Side Letter shall have ceased to be in effect as a result of their disapplication pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4 and, if applicable, Clause 18A.5, there are any QS data deficiencies in respect of the Quarterly Statement or Quarterly Statement Data for a Quarter, the Participant’s obligation under Condition 16.10 to deliver a QS Compliance Certificate (without qualifications) for such Quarter shall be satisfied if, within the time permitted for delivery of such QS Compliance Certificate (without qualifications), the Participant delivers a QS Compliance Certificate for such Quarter to the Treasury which:

(A)
is given subject only to valid qualifications (being, for this purpose, qualifications which describe in reasonable detail the nature and extent of the relevant QS data deficiencies (including the specific items of Information (including any Quarterly Statement Data)) to which such qualifications apply); and

(B)
contains a confirmation from the Scheme Head (or another member of the Scheme Executive Team acceptable to the Treasury) that, to the best of his or her knowledge and belief, having made all due and reasonable enquiries, such QS data deficiencies result in the Quarterly Statement Data (and/or the Information contained in the relevant Quarterly Statement derived from such Quarterly Statement Data) containing amounts in respect of Losses and Recoveries which are such that, in relation to each Covered Asset individually or, if the Treasury in its sole discretion determines, all Covered Assets collectively to which in either case the QS data deficiencies relate:

(i)	the aggregate amount of Losses in respect of such Covered Asset or Covered Assets; minus

(ii)	the aggregate amount of Recoveries in respect of such Covered Asset or Covered Assets,

is no more than would have been the case if there were no such QS data deficiencies.

18.4
If there are any QS data deficiencies and the Participant complies with its obligation under Condition 16.10 to deliver a QS Compliance Certificate (without qualifications) in respect of such Quarter only by virtue of delivering a QS Compliance Certificate containing the confirmation required pursuant to Clause 18.3, then:

(A)
notwithstanding the requirements of Conditions 16.11 and 16.12, the Participant may not, without the Treasury’s consent, correct any QS data deficiency pursuant to Conditions 16.11 and 16.12 and no further corresponding correction or adjustment may be made to a Quarterly Statement in an adjustment Quarter in accordance with Condition 8.7; and

(B)
there shall not be a Remedy Event arising solely as a result of, and in respect of, such QS data deficiencies for the purpose of the Specified Obligation described in Condition 31.5 as “To produce and deliver Quarterly Statements, statements in the form of the Revised Agreed Model, Quarterly Statement Data and QS Compliance Certificates, in each case in accordance with Condition 16” or “To produce and deliver corrected Quarterly Statement Data and reports describing the corrections made in accordance with Condition 16.11” (but the foregoing shall operate without prejudice to the Treasury’s other rights, powers or remedies under or pursuant to the Scheme Documents (including Conditions 16.13 and 31.14).  Clause 18.3 and this Clause 18.4 vary Condition 16.10.

Corrections and adjustments

18.5
For the purposes of applying Conditions 8.11 to 8.15 (inclusive) to the Participant with reference to corrections and adjustments and Triggers notified in a Quarterly Statement for an adjustment Quarter:

(A)
all references in those Conditions to a Quarter which ended more than one year before the Quarterly Statement Date in relation to that Quarterly Statement shall be read instead as references to a Quarter which ended on a Quarter Date falling more than one year before the Quarter Date immediately preceding the Quarterly Statement Date for such Quarterly Statement; and

(B)
all references in Conditions 8.13 and 8.15 to whether the Quarter in which an applicable Extended Protection Notice became effective ended more than one year before the Quarterly Statement Date in relation to a relevant Quarterly Statement shall be read instead as references to whether such Quarter in which such Extended Protection Notice became effective ended on a Quarter Date falling more than one year before the Quarter Date immediately preceding the Quarterly Statement Date for such Quarterly Statement.

Part F

(Replacement clause18(A) of the Accession Agreement)

18A.     Reporting Issues Side Letter and Second Reporting Issues Side Letter

18A.1   It is acknowledged that:

(A)
in so far as the Reporting Issues Side Letter and the Second Reporting Issues Side Letter set out certain agreed modifications to the reporting obligations of the Participant in respect of Post-Accession Data, Quarterly Statements and Quarterly Statement Data, such modifications are not intended to, and shall not, in any way amend the financial extent of the protection provided to the Participant under the Scheme (in particular, but without limitation, with respect to the Losses and Recoveries attributable to any Covered Asset);

(B)
the operation of Condition 8 on the basis of the Quarterly Statement Data completed, and Quarterly Statements prepared, in accordance with the Participant’s reporting obligations as modified at the relevant time by the Reporting Issues Side Letter and the Second Reporting Issues Side Letter may produce a different outcome compared with the operation of Condition 8 on the basis of Quarterly Statement Data completed, and Quarterly Statements prepared, in accordance with the Participant’s reporting obligations prior to the application of the relevant modifications; and notwithstanding the foregoing it is agreed that Condition 8 shall be applied on the basis of the Quarterly Statement Data completed, and the Quarterly Statements prepared, in accordance with the Scheme Documents (as amended or modified with effect from the relevant time by the Reporting Issues Side Letter and the Second Reporting Issues Side Letter) including, for the avoidance of doubt, as the Quarterly Statement Data and/or Quarterly Statements are required to be prepared and/or re-stated pursuant to the application of Clause 18A.4 and if applicable Clause 18A.5; and

(C)
the terms of the Reporting Issues Side Letter and the Second Reporting Issues Side Letter are not intended to, and shall not, in any way affect the Treasury’s rights to request Information pursuant to any Scheme Document or otherwise (including, without limitation, pursuant to Condition 15).

18A.2	The modifications made to the Participant’s reporting obligations by:

(A)
the deletion of rules in, and/or the insertion of rules into, the QS Data Field Rules pursuant to the Reporting Issues Side Letter shall also apply, mutatis mutandis and notwithstanding Condition 16, to the preparation of each Quarterly Statement in so far as it is based on the Quarterly Statement Data provided by the application of the QS Data Field Rules as modified pursuant to the Reporting Issues Side Letter; and

(B)
the suspension and/or deletion of (or of rules in), and/or the insertion of (or of rules into), the QS Data Field Rules, the AV QS Data Field Rules and the Abridged QS Data Field Rules pursuant to the Second Reporting Issues Side Letter shall also apply, mutatis mutandis and notwithstanding Condition 16, to the preparation of each Quarterly Statement in so far as it is based on the Quarterly Statement Data provided by the application of the QS Data Field Rules and the Abridged QS Data Field Rules as modified pursuant to the Second Reporting Issues Side Letter.

18A.3	It is acknowledged and agreed that the reporting at the relevant time of any Information in:

(A)
any Quarterly Statement Data Field or Quarterly Statement in accordance with the modifications made to the Participant’s reporting obligations by the suspension and/or deletion of (or of rules in), and/or the insertion of (or of rules into), (i) the QS Data Field Rules pursuant to the Reporting Issues Side Letter and (ii) the QS Data Field Rules, the AV QS Data Field Rules and the Abridged QS Data Field Rules by the Second Reporting Issues Side Letter; and

(B)	any Post-Accession Data Field in accordance with the modifications made to the Participant’s reporting obligations by the deletion of (or of rules in), and/or the insertion of (or of rules into), the PAD Data Field Rules and the Abridged PAD Data Field Rules by the Second Reporting Issues Side Letter,

shall not, save where any or all of such modifications shall have ceased to be in effect or the Participant is required to re-state and/or provide any information or data (in each case pursuant to a notice given by the Treasury to the Participant in accordance with Clause 18A.4 and if applicable Clause 18A.5), be treated as giving rise to any breach of Condition 16 or as constituting any QS data deficiency or any error, inaccuracy or data deficiency for the purposes of any of Conditions 16, 31, 32, 33 or 34.

18A.4
Notwithstanding Clause 18A.1 and any of the other provisions of the Reporting Issues Side Letter and the Second Reporting Issues Side Letter, the Treasury may by giving reasonable written notice to the Participant:

(A)
disapply any or all of the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Reporting Issues Side Letter and/or the Second Reporting Issues Side Letter; and/or

(B)	require the Participant:

(i)
to re-state (and provide to the Treasury) any or all of the information or data provided pursuant to the Scheme Documents in accordance with the modifications to the Participant’s reporting obligations which are specified in, or effected by, the Reporting Issues Side Letter and/or the Second Reporting Issues Side Letter such that the information or data is accurately completed in accordance with the terms and requirements of the Scheme Documents without application of any or all of the modifications specified in the Reporting Issues Side Letter and/or the Second Reporting Issues Side Letter; and/or

(ii)
to provide to the Treasury any or all of the information or data which, by virtue of the modifications to the Participant’s reporting obligations specified in, or effected by, the Reporting Issues Side Letter and/or the Second Reporting Issues Side Letter, the Participant has not provided to the Treasury, provided always that the Treasury shall not exercise its rights under this Clause 18A.4(B) in such a way as would result in the Participant being required to report in relation to Covered Assets within a single portfolio partially under the Abridged PAD Data Field Rules and the Abridged QS Data Field Rules and partially under the PAD Data Field Rules and the QS Data Field Rules and/or the AV QS Data Field Rules.

18A.5
If under Clause 18A.4 the Treasury requires: (A) the disapplication of all of the modifications which are specified in, or effected by, the Reporting Issues Side Letter and/or the Second Reporting Issues Side Letter; (B) the restatement of all information or data which has been provided in accordance with the modifications specified in, or effected by, the Reporting Issues Side Letter and/or the Second Reporting Issues Side Letter; or (C) the provision of all the information or data which has not been provided by the Participant by virtue of the modifications specified in, or effected by, the Reporting Issues Side Letter and/or the Second Reporting Issues Side Letter:

(A)	the Treasury shall give not less than 12 months’ written notice to the Participant; and

(B)
if any Quarterly Statement to be delivered by the Participant following such notice period is delivered with a QS Compliance Certificate subject to valid qualifications, the Participant shall not be required under Condition 16.10 to provide a QS Compliance Certificate without qualifications (or pursuant to Clause 18.3) prior to the Quarterly Statement Date falling a year after the Quarterly Statement Date for delivery of such Quarterly Statement, notwithstanding that the relevant data may relate to a Quarter falling (in whole or in part) prior to the expiry of such notice period.

18A.6
Where the Treasury requires the Participant to re-state any information or data pursuant to Clause 18A.4 and, as a result, any amount set out in a Quarterly Statement requires adjustment (including as a result of adjustments to the underlying Quarterly Statement Data), Condition 8.7 (and the other provisions in Condition 8 (other than Condition 8.11)) shall apply with respect to the adjustment of such amount.

18A.7
In the event that the Treasury requires the disapplication of all or any of the modifications relating to the reporting of Post-Accession Data which are specified in, or effected by, the Reporting Issues Side Letter and/or the Second Reporting Issues Side Letter, the Participant shall not be required to restate any Post-Accession Data for any prior reporting period unless the Treasury, at its sole discretion, gives written notice to the Participant requiring it to do so.

Part G

(New Part 2 of Schedule 2 to the Accession Agreement)

Part 2
(Reconciliation and Add-Back Fields)

Reconciliation File
Relevant APS Covered Asset ID
Bank Covered Asset ID
Unique Dropped ID
Reason Code
Dropped Covered Amount
Dropped Outstanding Amount
Dropped Date
Division
Add Back File
Relevant APS Covered Asset ID
Bank Covered Asset ID
Unique Dropped ID
Added Back Covered Amount
Added Back Outstanding Amount
Division

Part H

(Replacement Schedule 4 to the Accession Agreement)

Schedule 4

(Additional Specified Obligations)

Specified Obligation	Whether capable of being remedied
Compliance with Clause 2.5	No
Clause 5.35(B) - For so long as any notice given by the Treasury to the Participant in accordance with Clause 18A.4 and if applicable Clause 18A.5 shall not have taken effect, undertaking not to treat assets and exposures which will form part of the Covered Assets subject to the Abridged PAD Data Field Rules and Abridged QS Data Field Rules (other than AV Assets) and Non-Cash Realisations in respect of such Covered Assets differently from assets and exposures which will not be so subject
Yes
Clause 5.35(C) – For so long as any notice given by the Treasury to the Participant in accordance with Clause 18A.4 and if applicable Clause 18A.5 shall not have taken effect, undertaking consistently to apply the ordinary business and accounting practices of the Participant’s Group when recording and calculating risk classifications, individual asset level write-offs, individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset credit level adjustments and in performing currency conversions
Yes
Clause 5.35(D) – For so long as any notice given by the Treasury to the Participant in accordance with Clause 18A.4 and if applicable Clause 18A.5 shall not have taken effect, undertaking to use the Participant’s Group’s accounting policies to calculate individual asset level write-offs, individual asset level impairments and collective or portfolio level impairments, in relation to loans in a particular manner and ensure such calculation has a particular effect
Yes
To pay the Annual Fee in accordance with Clause 6.1(A)	Yes
To comply with the terms of the State Aid Deed	Yes
To pay all costs and expenses in accordance with the State Aid Costs	Yes

Specified Obligation	Whether capable of being remedied
Reimbursement Deed
Delivery of notices and information in relation to Relevant Conduct in accordance with Clause 10.9(A)(i)	Yes
Notification of Ultimate Parent IDs in accordance with Clauses 10.11(A)(i) and 10.11(A)(ii)	Yes
Notification of Non-Cash Realisations and identification of changes in accordance with Clause 10.11(B)	Yes
Provision of updated Focus List and reconciliation in accordance with Clause 10.11(E)	Yes
Clause 12.17(A) – Not to treat Account Based Overdrafts which form part of Covered Assets (or Non-Cash Realisations) differently from Account Based Overdrafts which do not form part of Covered Assets (or Non-Cash Realisations)
Yes, except in so far as the representation and warranty relates to the performance of account closures No, in so far as the representation and warranty relates to the performance of account closures
Clause 12.17(B) – To record and calculate individual asset level write-offs and perform account closures in a particular manner	Yes, except in so far as the representation and warranty relates to the performance of account closures No, in so far as the representation and warranty relates to the performance of account closures
Clause 12.17(C) – To ensure the ordinary business practices of the Participant’s Group are (i) to suspend the debiting of fees, interest and charges, (ii) to transfer assets and exposures to a recoveries department and (iii) to consider assets and exposures, or a counterparty, to be in default or impaired, in each case in certain circumstances
Yes
Clause 12.17(D) – To ensure there are specified ordinary business practices of businesses within the Participant’s Group in relation to (i) writing off debit balances in particular circumstances, (ii) the application of Cash Realisations to debit balances and (iii) closing
Yes

Specified Obligation	Whether capable of being remedied
accounts and writing off in full the remaining debit balances in particular circumstances
Clause 12.17(E) – To ensure a specified effect of the ordinary business practices of businesses within the Participant’s Group.	Yes
To deliver to the Treasury on the Accession Date an Agreed Withdrawal Notice in respect of each Agreed Withdrawal Asset under Clause 17	No
Paragraph 6.5(A) of Schedule 10 – Not to treat assets and exposures which form part of AV Assets and AV Non-Cash Realisations (or Covered Assets and Non-Cash Realisations) differently from assets and exposures which do not form part of AV Assets and AV Non-Cash Realisations (or Covered Assets and Non-Cash Realisations, as applicable)
Yes
Paragraph 6.5(B) of Schedule 10 – To record risk classifications, record and calculate individual asset level write-offs, individual asset level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and perform currency conversions in a particular manner
Yes
Paragraph 6.5(C) of Schedule 10 – To ensure the Participant’s Group’s accounting policies require individual asset level write-offs and individual asset level impairments to be calculated in a particular manner and to ensure such calculation has a particular effect
Yes
APS Fee Tax Assets Agreement
Compliance with clause 14 of the APS Fee Tax Assets Agreement (to pay and indemnify the Treasury against any fees, costs and expenses incurred in connection with the appointment of the Accountants and the performance of their responsibilities)
Yes
Compliance with clause 21 of the APS Fee Tax Assets Agreement (each RBS Company shall forego any tax relief and any right to any tax relief if such tax relief, or such right to any tax relief, would not have arisen but for the use or availability of any Qualifying Tax Asset)
Yes
Compliance with clause 24 of the APS Fee Tax Assets Agreement (each of the Participant, the Initial Parent, ABN Amro Bank and each	Yes

Specified Obligation	Whether capable of being remedied
other RBS Company which enters into a Participation Agreement to take any action reasonably required by the Treasury to ensure that Section 25 Finance Act 2009 applies in relation to the APS Fee Tax Assets Agreement, the Accession Agreement, the Conditions and the matters contemplated therein)
Compliance with clause 28 of the APS Fee Tax Assets Agreement (each RBS Company to provide any Relevant RBS Information requested by the Treasury and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with clause 29 of the APS Fee Tax Assets Agreement (each RBS Company to provide to the Accountants any Relevant RBS Information requested by the Accountants and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with clause 32 of the APS Fee Tax Assets Agreement (each RBS Company to provide to HMRC any information reasonably requested by HMRC and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with clause 35 of the APS Fee Tax Assets Agreement (to procure that each RBS Company promptly following any request by the Treasury gives a Disclosure Consent to HMRC by serving a Disclosure Consent Notice on HMRC)
Yes
Compliance with clause 36 of the APS Fee Tax Assets Agreement (ABN Amro Bank to procure that each RBS Company which is a Group Undertaking of ABN Amro Bank promptly following any request by the Treasury gives a Disclosure Consent to HMRC by serving Disclosure Consent Notice on HMRC)
Yes
To the extent it relates to a Specified Obligation set out above, compliance with clause 44 of the APS Fee Tax Assets Agreement (to procure that each RBS Company complies with any obligation or requirement stated in the APS Fee Tax Assets Agreement to be undertaken by or to relate to any RBS Company)
Yes
To the extent it relates to a Specified Obligation set out above, compliance with clause 45 of the APS Fee Tax Assets Agreement (ABN Amro Bank to procure that each RBS Company which is a Subsidiary Undertaking of ABN Amro complies with any obligation
Yes

Specified Obligation	Whether capable of being remedied
or requirement stated in the APS Fee Tax Assets Agreement to be undertaken by or to relate to any RBS Company)
Exit Fee Tax Assets Agreement
Compliance with clause 14 of the Exit Fee Tax Assets Agreement (to pay and indemnify the Treasury against any fees, costs and expenses incurred in connection with the appointment of the Accountants and the performance of their responsibilities)
Yes
Compliance with clause 21 of the Exit Fee Tax Assets Agreement (each RBS Company shall forego any tax relief and any right to any tax relief if such tax relief, or such right to any tax relief, would not have arisen but for the use or availability of any Qualifying Tax Asset)
Yes
Compliance with clause 24 of the Exit Fee Tax Assets Agreement (each of the Participant, the Initial Parent, ABN Amro Bank and each other RBS Company which enters into a Participation Agreement to take any action reasonably required by the Treasury to ensure that Section 25 Finance Act 2009 applies in relation to the APS Fee Tax Assets Agreement, the Accession Agreement, the Conditions and the matters contemplated therein)
Yes
Compliance with clause 27 of the Exit Fee Tax Assets Agreement (each RBS Company to provide any Relevant RBS Information requested by the Treasury and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with clause 28 of the Exit Fee Tax Assets Agreement (each RBS Company to provide to the Accountants any Relevant RBS Information requested by the Accountants and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with clause 31 of the Exit Fee Tax Assets Agreement (each RBS Company to provide to HMRC any information reasonably requested by HMRC and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with clause 34 of the Exit Fee Tax Assets Agreement (to procure that each RBS Company promptly following any request by the Treasury gives a Disclosure Consent to HMRC by serving a	Yes

Specified Obligation	Whether capable of being remedied
Disclosure Consent Notice on HMRC)
Compliance with clause 35 of the Exit Fee Tax Assets Agreement (ABN Amro Bank to procure that each RBS Company which is a Group Undertaking of ABN Amro Bank promptly following any request by the Treasury gives a Disclosure Consent to HMRC by serving Disclosure Consent Notice on HMRC)
Yes
To the extent it relates to a Specified Obligation set out above, compliance with clause 43 of the Exit Fee Tax Assets Agreement (to procure that each RBS Company complies with any obligation or requirement stated in the Exit Fee Tax Assets Agreement to be undertaken by or to relate to any RBS Company)
Yes
To the extent it relates to a Specified Obligation set out above, compliance with clause 44 of the Exit Fee Tax Assets Agreement (ABN Amro Bank to procure that each RBS Company which is a Subsidiary Undertaking of ABN Amro complies with any obligation or requirement stated in the Exit Fee Tax Assets Agreement to be undertaken by or to relate to any RBS Company)
Yes
Asset Management Framework
APS Risk & Compliance to ensure that all Asset Actions in respect of Focus List Assets and Focus List Related Party Assets comply with the Scheme Documents (to the extent relating to the Management and Administration of such assets) in accordance with the Asset Management Framework (Part 3 of the Asset Management Framework under “Key considerations for an APS Approver”)
Yes (but subject to Condition 31.9)
To ensure any APS Approval (to the extent relating to Conduct Requiring Approval) is subject to audit by the APS Assurance Team and Group Internal Audit in accordance with the Asset Management Framework (Part 3 of the Asset Management Framework under “Key considerations for an APS Approver”)
Yes (but subject to Condition 31.9)
To ensure all APS Approvals (to the extent relating to Conduct Requiring Approval) in excess of the authorisations limits of those with the Group Chief Credit Officer or equivalent status will be for the consideration of the Scheme Head or Deputy Scheme Head in accordance with the Asset Management Framework
Yes (but subject to Condition 31.9)

Specified Obligation	Whether capable of being remedied
(i) To ensure that the approval procedure set out in the Asset Management Framework is observed in relation to all Conduct Requiring Approval; (ii) to review whether any proposed Asset Action (to the extent constituting Conduct Requiring Approval) affects a Covered Asset or Related Party Asset; (iii) to refer any proposed Asset Action (to the extent constituting Conduct Requiring Approval) to an APS Approver for clearance; (iv) to ensure internal approval for a cleared Asset Action (to the extent constituting Conduct Requiring Approval); and (v) where an APS Approver does not have the appropriate authority to approve an Asset Action which constitutes Conduct Requiring Approval, to escalate that Asset Action (to the extent constituting Conduct Requiring Approval) to an appropriate alternative APS Approver for approval, in each case in accordance with Part 3 of the Asset Management Framework
Yes (but subject to Condition 31.9)
To seek approval from HMT/APA for Conduct Requiring Approval which is an HMT Approval Matter, in accordance with the Asset Management Framework (Part 3 of the Asset Management Framework under “Approval grids – Prohibited Conduct”)
Yes (but subject to Condition 31.9)
Relevant APS Approver to notify APS Risk & Compliance of any Conduct Requiring Approval which is an HMT Approval Matter in accordance with the Asset Management Framework (Part 3  of the Asset Management Framework under “Approval grids – Prohibited Conduct”)
Yes (but subject to Condition 31.9)
To observe the approvals escalation hierarchy described in the Asset Management Framework, in so far as it relates to Conduct Requiring Approval (Part 3 of the Asset Management Framework under “APS Approval Hierarchy”)
Yes (but subject to Condition 31.9)
APS Compliance team to conduct portfolio analysis to compare the Covered Assets against the wider performance of the Participant  in accordance with the Asset Management Framework (Part 4 of the Asset Management Framework under “Monitoring”)
Yes
APS Compliance team to review Participant’s existing Credit Quality Assurance reports in respect of Covered Assets and Related Party Assets in accordance with the Asset Management Framework (Part 4)	Yes
To report to the SOC on compliance with the Asset Management Framework in accordance with the Asset Management Framework	Yes

Specified Obligation	Whether capable of being remedied
(Part 4 of the Asset Management Framework under “Monitoring”)
Conflicts Management Policy
To ensure that the RBS Managed Conflicts are reviewed by the Scheme Head and representatives of RBS Legal and Group Regulatory Risk for the purposes and at the times specified in paragraphs 5.5(B) and 5.5(C) of the Conflicts Management Policy
Yes
To ensure that any proposed changes or modifications to, or disapplications of, the Conflicts Management Policy are approved by the Scheme Head, the responsible APS Compliance Officer, Representatives of RBS Legal and Group Regulatory Risk, the SOC and the Treasury in accordance with paragraph 5.8 of the Conflicts Management Policy
Yes
To ensure that Representatives are appointed by each Exco/Manco (as referred to under paragraph 5.5(F) of the Conflicts Management Policy) to meet with Representatives of the Scheme Head with the frequency required under paragraph 5.5(F) of the Conflicts Management Policy to consider the application of the Conditions and the Conflicts Management Policy in accordance with the Conflicts Management Policy
Yes
To ensure that each responsible Exco/Manco member escalates to the Scheme Head for review in accordance with paragraph 5.5(E) of the Conflicts Management Policy any proposal which involves entering into a transaction or series of transactions which are the subject of paragraph 5.6 of the Conflicts Management Policy where: (i) the aggregate of the Covered Amount of the Covered Asset(s); or (ii) in the case of (a) Protected Asset(s) and/or (b) Related Party Asset(s), the aggregate principal, par or similar value of such Protected Asset(s) and/or Related Party Asset(s) in each case, the subject of such proposed transaction or series of transactions exceeds £5,000,000 (five million pounds) (or its equivalent). For the purpose of determining whether the threshold of £5,000,000 (five million pounds) has been exceeded, any of the following shall be treated as a single transaction: (i) a number of separate transactions if those transactions, when taken together, form part of the same transaction; or (ii) a series of independent but related transactions to or with a person (the “Beneficiary”) or persons connected to or with the Beneficiary which, when taken together, form part of the same transaction.
Yes

Specified Obligation	Whether capable of being remedied
Overdrafts Supplemental Agreement
Clause 3.2(A) of the Overdrafts Supplemental Agreement – Representation and warranty as to not treating assets and exposures comprising Account Based Overdrafts which form part of Covered Assets (or Non-Cash Realisations) differently from assets and exposures comprising Account Based Overdrafts which do not form part of Covered Assets (or Non-Cash Realisations)
Yes, except in so far as the undertaking relates to the performance of account closures No, in so far as the undertaking relates to the performance of account closures
Clause 3.2(B) of the Overdrafts Supplemental Agreement – Representation and warranty as to recording and calculating individual asset level write-offs and performing account closures in a particular manner
Yes, except in so far as the undertaking relates to the performance of account closures No, in so far as the undertaking relates to the performance of account closures
Clause 3.2(C) of the Overdrafts Supplemental Agreement – Representation and warranty as to the ordinary business practices of the Participant’s Group being (i) to suspend the debiting of fees, interest and charges, (ii) to transfer assets and exposures to a recoveries department and (iii) to consider assets and exposures, or a counterparty, to be in default or impaired, in each case in certain circumstances
Yes
Clause 3.2(D) of the Overdrafts Supplemental Agreement – Representation and warranty as to the ordinary business practices of businesses within the Participant’s Group in relation to (i) writing off debit balances in particular circumstances, (ii) the application of Cash Realisations to debit balances and (iii) closing accounts and writing off in full the remaining debit balances in particular circumstances
Yes
Clause 3.2(E) of the Overdrafts Supplemental Agreement – Representation and warranty as to the ordinary business practices of businesses within the Participant’s Group having a specified effect	Yes
Simplification Supplemental Agreement

Specified Obligation	Whether capable of being remedied
Clause 3.2(I) of the Simplification Supplemental Agreement – Representation and warranty as to not treating assets and exposures which form part of AV Assets and AV Non-Cash Realisations (or Covered Assets and Non-Cash Realisations) differently from assets and exposures which do not form part of AV Assets and AV Non-Cash Realisations (or Covered Assets and Non-Cash Realisations, as applicable)
Yes
Clause 3.2(J) of the Simplification Supplemental Agreement – Representation and warranty as to recording risk classifications, recording and calculating individual asset level write-offs, individual asset level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and performing currency conversions in a particular manner
Yes
Clause 3.2(K) of the Simplification Supplemental Agreement – Representation and warranty as to the Participant’s Group’s accounting policies requiring individual asset level write-offs and individual asset level impairments to be calculated in a particular manner and as to such calculation having a particular effect
Yes
Second Reporting Issues Side Letter
Paragraph 4.2(A) of the Second Reporting Issues Side Letter – Representation and warranty as to not treating assets and exposures which form part of Abridged Covered Assets and Non-Cash Realisations in respect of Abridged Covered Assets differently from assets and exposures that do not form part of Abridged Covered Assets or Non-Cash Realisations in respect of Abridged Covered Assets
Yes
Paragraph 4.2(B) of the Second Reporting Issues Side Letter – Representation and warranty as to the consistent use of the ordinary business and accounting practices of the Participant’s Group when recording and calculating risk classifications, individual asset level write-offs, individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and in performing currency conversions
Yes
Paragraph 4.2(C) of the Second Reporting Issues Side Letter – Representation and warranty as to the Participant’s Group’s	Yes

Specified Obligation	Whether capable of being remedied
accounting policies requiring individual asset level write-offs, individual asset level impairments and collective or portfolio level impairments in relation to loans to be calculated in a particular manner and as to such calculation having a particular effect
Paragraph 5.1(A) of the Second Reporting Issues Side Letter – Undertaking not to treat assets and exposures which form part of Abridged Covered Assets (other than AV Assets) and Non-Cash Realisations in respect of such Abridged Covered Assets differently from assets and exposures that do not form part of Abridged Covered Assets or Non-Cash Realisations in respect of such Abridged Covered Assets
Yes
Paragraph 5.1(B) of the Second Reporting Issues Side Letter – Undertaking consistently to apply the ordinary business and accounting practices of the Participant’s Group when recording and calculating risk classifications, individual asset level write-offs, individual asset level impairments, collective or portfolio level impairments, balance sheet values calculated using the clean price, fair values, other balance sheet values and individual asset level credit value adjustments and in performing currency conversions
Yes
Paragraph 5.1(C) of the Second Reporting Issues Side Letter – Undertaking to use the Participant’s Group’s accounting policies to calculate individual asset level write-offs, individual asset level impairments and collective or portfolio level impairments, in relation to loans in a particular manner and ensure such calculation has a particular effect
Yes

Part I

(Replacement Rule 1.1 in Part I of Part 2 of Appendix B to the Accession Agreement)

1.1
The rules set out below are the PAD Data Field Rules, being the Data Field Rules for the Post-Accession Data Fields applicable to Covered Assets within the UK Retail division or the structured credit portfolio within the Markets and International Banking division (formerly the Global Banking & Markets division) of the Participant’s Group.  Where rules in Part II appear in a section headed with the name of a Post-Accession Data Field, they apply only to such Post-Accession Data Field.  The general rules in this Part I apply to each Post-Accession Data Field.

Part J
(Replacement Rule 20 in Part II of Part 2 of Appendix B to the Accession Agreement)

***

Part K
(New Rule 75 in Part II of Part 2 of Appendix B to the Accession Agreement)

***

Part L
(Replacement Rule 1.1 in Part 1 of Part 3 of Appendix B to the Accession Agreement)

1.1
The rules set out below are the QS Data Field Rules, being the Data Field Rules for the Quarterly Statement Data Fields applicable to Covered Assets within the UK Retail division or the structured credit portfolio within the Markets and International Banking division (formerly the Global Banking & Markets division) of the Participant’s Group.  Where rules appear in a section headed with the name of a Quarterly Statement Data Field, they apply only to such Quarterly Statement Data Field.  The general rules in this Part I apply to each Quarterly Statement Data Field.

 *** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Schedule 3
(New Part 5 of Appendix B to the Accession Agreement)

***

 *** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

  Schedule 4
  (New Part 6 of Appendix B to the Accession Agreement)

***

 *** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

  Schedule 5
  (New Part 7 of Appendix B to the Accession Agreement)

***

 *** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

  Schedule 6
  (New Appendix C to the Accession Agreement)

***

 *** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

  Schedule 7
  (New Appendix D to the Accession Agreement)

***

 *** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

  Schedule 8
  (Agreed form of Abridged QS Compliance Certificate)

[RBS letterhead]

Abridged QS Compliance Certificate

Asset Protection Agency
5th Floor
Eastcheap Court
11 Philpot Lane
London EC3M 8UD

[date]

Dear Sirs

Abridged QS Compliance Certificate in respect of the Quarter ended [                 ]

1.
I refer to the Accession Agreement dated 26 November 2009 between the Commissioners of HM Treasury, the Royal Bank of Scotland plc as the Participant and The Royal Bank of Scotland Group plc as the Initial Parent (such agreement as amended and supplemented from time to time, the “Accession Agreement”).

2.
Any words or expressions used but not otherwise defined in this certificate shall have the respective meanings given to them in or pursuant to the Accession Agreement.  References in this certificate to Appendices are to the Appendices to this certificate.

3.
I hereby confirm that the Quarterly Statement and the associated Quarterly Statement Data for the Quarter ended [                    ] submitted to the Agency by the Participant with this Abridged QS Compliance Certificate, including all adjustments submitted up to the date hereof (such Quarterly Statement and Quarterly Statement Data, including all such adjustments, being together the “Relevant Data”):

(A)
has been prepared with a level of rigour and diligence consistent with the statement of director's responsibilities in the 2010 Annual Report and Accounts of the Initial Parent – Governance, pg 265, a copy of which is attached for ease of reference in Appendix A; and

(B)	[save for the valid qualifications in respect of QS data deficiencies set out in Appendix B,*]complies with the requirements of the Scheme Documents.

4.	I hereby further confirm that, to the best of my knowledge and belief having made all due and reasonable enquiries, the Relevant Data:

* delete as applicable

(A)
is true and accurate on an aggregate basis at a divisional level to within materiality levels used in the ordinary business practice of the Participant’s Group in relation to the preparation of its consolidated accounts in accordance with IFRS;

(B)	presents fairly the information it contains; and

(C)	is not misleading for the purposes for which it is prepared.

5.	In accordance with Condition 22.5*, no personal liability shall attach to me by virtue of my signing this Abridged QS Compliance Certificate.

Yours faithfully

[name]

Executive Scheme Head of APS*

* amend to 23.11 if another signatory is agreed with the Treasury
* amend as required if another signatory is agreed with the Treasury

Appendix A
(Statement of director's responsibilities in the 2010 Annual Report and Accounts of the Initial Parent – Governance, pg 265)

“The directors are required by Article 4 of the IAS Regulation (European Commission Regulation No 1606/2002) to prepare Group accounts, and as permitted by the Companies Act 2006 have elected to prepare Bank accounts, for each financial year in accordance with International Financial Reporting Standards as adopted by the European Union. They are responsible for preparing accounts that present fairly the financial position, financial performance and cash flows of the Group and the Bank. In preparing those accounts, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent;

•	state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

•	prepare accounts on the going concern basis unless it is inappropriate to presume that the Bank will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Group and to enable them to ensure that the Annual Report and Accounts complies with the Companies Act 2006. They are also responsible for safeguarding the assets of the Bank and the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

We, the directors listed below, confirm that to the best of our knowledge:

•
the financial statements, prepared in accordance with International Financial Reporting Standards, give a true and fair view of the assets, liabilities, financial position and profit or loss of the Bank and the undertakings included in the consolidation taken as a whole; and

•
the Financial review, which is incorporated into the Directors’ report, includes a fair review of the development and performance of the business and the position of the Bank and the undertakings included in the consolidation taken as a whole, together with a description of the principal risks and uncertainties that they face.”

[Appendix B
(Valid qualifications in respect of QS data deficiencies)*]

 * delete as applicable